SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

____________________________________________________________


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 17, 1997



DIAGNOSTIC IMAGING SERVICES, INC.
[Exact Name of Registrant as specified in its Charter]




Delaware     33-37418     33-0443404
[state or other     [Commission File No.]     [IRS Employer
jurisdiction of          Identification No.]
incorporation]




1516 Cotner Avenue, Los Angeles, CA  90025-3303
[Address of principal executive offices; ZIP Code]





Registrant's Telephone No., including Area Code:  (310) 479-0399



Former address, if changed since last report
Page 1 of 2 Pages

      Item 2.          Acquisition or Disposition of Assets.

     On April 17, 1997, Registrant concluded the previously reported sale of its wholly-owned subsidiary, which owns and operates four magnetic resonance imaging centers located on or adjacent to hospital sites in the Los Angeles area, for Sixteen Million Dollars (including assumption of approximately Six Million Dollars of debt). The four centers presently provide approximately $6.5 Million Dollars of net annual revenue to the Registrant.

     The sale will permit Registrant to reduce its outstanding debt while permitting it to concentrate on its eight remaining free standing diagnostic imaging centers, most of which are multi-modality and its one radiation oncology center.

Item 7.     Financial Statements and Exhibits

     (c)     Exhibits

          10.     Attached hereto is the Asset Purchase Agreement marked
Exhibit 10A.

               Attached hereto is the Stock Purchase Agreement marked Exhibit
10B.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DIAGNOSTIC IMAGING SERVICES, INC.


Dated:  April 21, 1997     By:     _____________________________________
          Norman Hames, President


M:\EXECADMIN\JLL\DOCS\8K-0497




STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (this "Agreement"), entered into this 21st day of March, 1997, by and among DIAGNOSTIC HEALTH SERVICES, INC., a Delaware corporation ("DHS"), DHS MANAGEMENT SERVICES, INC., a Texas corporation and a wholly-owned subsidiary of DHS (the "Buyer"), and DIAGNOSTIC IMAGING SERVICES, INC., a Delaware corporation (the "Stockholder");


W I T N E S S E T H:


     WHEREAS, Diagnostic Imaging Services, Inc., a California corporation (the "Company"), itself and through its subsidiaries, is engaged, among other things, in the ownership and operation of four (4) magnetic resonance imaging
(MRI) centers consisting of the Chino Valley MRI Center, the San Gabriel Valley MRI Center, the Tarzana Regional Medical Center and the Santa Monica Imaging Center (collectively referred to as the "Imaging Centers" and/or the "Business"); and

     WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding capital stock of the Company (the "Stock"); and

     WHEREAS, the Buyer desires to purchase from the Stockholder and the Stockholder desires to sell to the Buyer, all upon and subject to the terms and conditions of this Agreement, all (and not less than all) of the Stock, and the Business as a going concern;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

     1.     ACQUISITION OF THE STOCK.

               1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date (as such term is hereinafter defined), the Buyer shall purchase and acquire from the Stockholder, and the Stockholder shall sell and transfer to the Buyer, all (and not less than all) of the Stock, against payment of the Consideration set forth in Section 2.1 below.
In furtherance thereof, the Stockholder shall, on the Closing Date, deliver to the Buyer the certificates representing all of the Stock, duly endorsed for transfer or accompanied by stock powers executed in blank for transfer, against payment of the Consideration pursuant to Section 2.1 below.

     2.     PURCHASE PRICE.

               2.1 Closing Date Payment. On the Closing Date, against delivery of the certificates representing the Stock (endorsed or with executed stock powers as hereinabove provided), the Buyer shall pay to the Stockholder, by wire transfer of immediately available funds to the Stockholder's designated account or, at the Stockholder's option, by certified or bank cashier's check, an amount equal to the sum of (a) the difference of (i) $13,500,000, minus (ii) an amount equal to the aggregate outstanding balance (principal, accrued interest and any other charges) as of and through the Closing Date of all capital lease obligations and other liabilities of the Companies (as defined in Section 4.5(b) below) determined in accordance with generally accepted accounting principles (collectively, the "Debt"), plus (b) simple interest on the amount calculated under clause (a) of this Section 2.1 at the rate of 12% per annum from March 1, 1997 through and including the Closing Date. In furtherance hereof, the parties will cooperate to prepare a schedule of the Debt as of the Closing Date, so as to enable the calculation and payment of the amount payable pursuant to this Section 2.1.

               2.2     Post-Closing Payments.

                    (a) On each of the first, second and third anniversaries of the Closing Date, as additional consideration for the Stock, the Buyer shall pay to the Stockholder, or shall cause DHS to issue to the Stockholder (as the case may be), the sum of $500,000 payable either in the form of immediately available funds or, at the Stockholder's option (which must be exercised, if at all, by written notice given to DHS not later than five (5) days prior to the subject anniversary of the Closing Date), in the form of common stock of DHS ("Common Stock") valued, for purposes hereof, at the mean average of the reported closing price of such Common Stock as reported on the NASDAQ National Market for the five (5) consecutive trading days ending on the third day immediately prior to the Closing Date (the "Agreed Value"). On the Closing Date, the parties shall execute and deliver a valuation letter in respect of the Common Stock, setting forth the calculation of the Agreed Value, in substantially the form of Exhibit A annexed hereto (the "Valuation Letter"). Unless, in any instance, the Stockholder affirmatively elects to receive payment under this Section 2.2(a) in the form of Common Stock by means of timely notice of such election as provided herein, the Buyer shall make the required payment hereunder on the subject anniversary of the Closing Date in the form of immediately available funds. In the event that the Stockholder elects, in any instance, to be paid in the form of Common Stock, then DHS shall cause the certificate representing such Common Stock to be delivered to the Stockholder within five (5) business days following the subject anniversary of the Closing Date.

                    (b) In the event that, at any time and from to time from and after the Closing Date, there shall occur any stock split, recapitalization or other subdivision of the outstanding Common Stock, or the payment of a stock dividend in respect of the outstanding Common Stock, or any combination, consolidation, reverse stock split or other such event relating to the outstanding Common Stock, then the Agreed Value as in effect immediately prior to such event shall be proportionately adjusted (on an arithmetic basis) to correspond to the increase or decrease in the number of outstanding shares of Common Stock arising by reason of such event. Further, in the event of any merger, consolidation or other such transaction in which DHS (or any successor thereto) is not the surviving corporation, the Stockholder shall thereafter be entitled to receive, in the event of any election to be paid under this Section 2.2 other than in immediately available funds, the amount of securities or other property which the Stockholder would have been entitled to receive upon such merger, consolidation or other such transaction had the Stockholder been paid in Common Stock hereunder immediately prior to the effective date of such merger, consolidation or other transaction.

               2.3 Total Consideration. The consideration payable pursuant to Sections 2.1 and 2.2 above is hereinafter collectively referred to as the "Consideration".

     3.     BOOKS AND RECORDS.

               3.1 Delivery of Records. On the Closing Date, in addition to the delivery and transfer of the Stock to the Buyer, the Stockholder shall deliver, and shall cause the Company and its subsidiaries to deliver, to the Buyer all of the stock books, records and minute books of the Company and its subsidiaries, all financial and accounting books and records of the Company and its subsidiaries, and all referral, client, customer and sales records of the Company and its subsidiaries, all after giving effect to the transactions contemplated by Section 7.3 below.

     4.     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

          In connection with the sale of the Stock to the Buyer, the Stockholder hereby represents and warrants to the Buyer as follows:

          4.1 Title to the Stock. The Stockholder is the valid and lawful record and beneficial owner of all of the Stock, all of which has been duly authorized and validly issued and is fully paid and non-assessable, and is free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). On the Closing Date, the Buyer shall receive from the Stockholder good, valid and marketable title to all of the Stock, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

          4.2     Valid and Binding Agreement; No Breach.

               (a) The Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by the Stockholder, the Non-Competition Agreement (as such term is hereinafter defined), constitute and will constitute the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

               (b) Neither the execution and delivery of this Agreement or the Non-Competition Agreement by the Stockholder, nor compliance with the terms and provisions of this Agreement or the Non-Competition Agreement on the part of the Stockholder, will: (i) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Company, any of its subsidiaries or the Stockholder; (ii) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Company, any of its subsidiaries or the Stockholder, or any judgment, order, injunction, decree, note, indenture, loan agreement, lease or other agreement or instrument to which the Company, any of its subsidiaries or the Stockholder is a party, or by which the Company, any of its subsidiaries or the Stockholder is bound, or constitute a default thereunder.

          4.3 Organization, Good Standing and Qualification. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, and to sell and transfer the Stock to the Buyer hereunder. Each of the Company and the Corporate Subsidiary (as such term is hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own its assets and conduct its business as owned and conducted on the date hereof. Neither the Company nor the Corporate Subsidiary is required to be qualified as a foreign corporation under the laws of any jurisdiction. True and complete copies of the Articles of Incorporation and By-Laws of the Company and the Corporate Subsidiary (including all amendments thereto), and a correct and complete list of the officers and directors of the Company and the Corporate Subsidiary, are annexed hereto as Schedule 4.3.

          4.4     Capital Structure; Equity Ownership.

               (a) The authorized capital stock of the Company is as set forth in its Articles of Incorporation as included in Schedule 4.3, and the Stock (consisting of 1,000 shares of common stock) constitutes and represents all of the outstanding capital stock of the Company.

               (b) The authorized capital stock of the Corporate Subsidiary is as set forth in its Articles of Incorporation as included in
Schedule 4.3, and the outstanding capital stock of the Corporate Subsidiary consists of 1,000 shares of common stock, all of which are owned beneficially and of record by the Company and all of which has been duly authorized and validly issued and is fully paid and non-assessable, and is free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

               (c) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company or the Corporate Subsidiary to issue, transfer or purchase any shares of its capital stock, or obligating the Stockholder to transfer any shares of the Stock, or obligating the Company to transfer any shares of capital stock of the Corporate Subsidiary. No shares are held in the Company's or the Corporate Subsidiary's treasury, and no shares of capital stock of the Company or the Corporate Subsidiary are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase capital stock.

          4.5     Subsidiaries and Investments.

               (a) Except for (i) the Company's ownership of all of the issued and outstanding capital stock of Diagnostic Imaging Services, Inc. I, a California corporation (the "Corporate Subsidiary"), and (ii) the Company's and the Corporate Subsidiary's interest in the general and limited partnership interests in the Santa Monica Imaging Center (including an option in favor of the Company to acquire the remaining equity interests not presently owned by the Company or the Corporate Subsidiary, which option shall remain with the Company after giving effect to the transactions contemplated by Section 7.3 below), and subject to the transactions contemplated by Section 7.3 below, neither the Company nor the Corporate Subsidiary owns, directly or indirectly, any stock or other equity securities of any corporation or entity, or has any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by such entity.

               (b) The limited partnership which owns and operates the Santa Monica Imaging Center is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own its assets and conduct its business as presently conducted. True and complete copies of all limited partnership documents and option agreements relating to the Santa Monica Imaging Center, and a list of all equity owners therein (including the percentage ownership of each such person), are annexed hereto as Schedule 4.5. With respect to the further representations and warranties in this Section 4 (other than with respect to the financial statements provided pursuant to Section 4.6(a) below, as to which the disclosure and presentation regarding the Company's and the Corporate Subsidiary's interest in the Santa Monica Imaging Center is made in accordance with generally accepted accounting principles), and with respect to Sections 6, 7, 8, 11, 12, 13.2, 13.3 and 13.4 below, except as the context may otherwise require, all references to the "Company" or "Companies" shall include the Corporate Subsidiary and shall also be deemed to include the Santa Monica Imaging Center and the Company's and the Corporate Subsidiary's interest therein.

               4.6     Financial Information.

                    (a) Annexed hereto as Schedule 4.6(a) are: (i) the audited financial statements of the Chino Valley MRI Center (f/k/a Inland Community MRI Center), the San Gabriel Valley MRI Center and the Tarzana Regional Medical Center (collectively, the "Three Centers") as of December 31, 1993 and for the fiscal year then ended, including balance sheets, statements of operations, statements of partners' equity, and statements of cash flow, as reported on by Coopers & Lybrand (the "Three Centers Audited Financial Statements"), (ii) the unaudited statements of operations and general ledgers of the Three Centers as of December 31, 1994, December 31, 1995 and December 31, 1996, and for each of the fiscal years then ended, as prepared by management of the Companies (the "Three Centers Unaudited Financial Statements"), and (iii) the unaudited financial statements of the Santa Monica Imaging Center as of December 31, 1995 and for the ten months then ended, and as of December 31, 1996 and for the fiscal year then ended, including balance sheets and statements of operations (the "Santa Monica Unaudited Financial Statements"). The Three Centers Audited Financial Statements, the Three Centers Unaudited Financial Statements and the Santa Monica Unaudited Financial Statements are herein collectively referred to as the "Imaging Centers Financial Statements".

                    (b) The Imaging Centers Financial Statements are true, complete and accurate in all material respects, and fairly present the financial condition and results of operations of each of the Imaging Centers as of the dates thereof and for the periods covered thereby, in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited financial statements, to the absence of full footnote disclosures, and to normal audit adjustments which will not, individually or in the aggregate, be material). The Imaging Centers Financial Statements were prepared from the books and records of the Imaging Centers, which accurately and consistently reflect all transactions to which the Imaging Centers were and are a party. The foregoing representation and warranty is qualified by noting that the Santa Monica Unaudited Financial Statements for all periods through the second quarter of 1996 include the operations of the Santa Monica Imaging Center while such facility operated all modalities including MRI, CT, mammography, ultrasound and x-ray, and that, since the second quarter of 1996, the Santa Monica Imaging Center has operated only MRI.

                    (c) Except as expressly set forth in the Imaging Centers Financial Statements as of December 31, 1996 (collectively, the "1996 Financial Statements") and/or in the Schedules to this Agreement, or arising in the normal course of the Business since December 31, 1996, there are, as at the date hereof, no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of the Business, including any contingent liabilities, that are, in the aggregate, material.

                    (d) Schedule 4.6(d) annexed hereto contains: (i) an aging schedule of the accounts receivable of the Three Centers as of December 31, 1996 and an aging schedule of the accounts receivable of the Santa Monica Imaging Center as of February 28, 1997, in summary form; (ii) an accrued payables listing (unaged) as of December 31, 1996 for the Three Centers and the Santa Monica Imaging Center, and an accounts payable distribution report for the six months ending February 28, 1997 for the Three Centers and the Santa Monica Imaging Center; (iii) a list of the outstanding principal balance of and approximate accrued interest on all indebtedness (other than accounts payable), loans and/or notes payable of the Companies as of December 31, 1996;
(iv) a list of any leasehold or other contractual obligations of the Companies to the Stockholder and/or any of its Affiliates on the date hereof; (v) a list of all obligations of the Business guaranteed by the Stockholder and/or any of its Affiliates on the date hereof, and the terms of such guarantees; (vi) a list reflecting the nature and amount of all obligations owed to the Companies on the date hereof by the Stockholder and/or any of its Affiliates; and (vii) a list reflecting the nature and amount of all obligations owed by the Companies on the date hereof to the Stockholder and/or any of its Affiliates. Wherever used in this Agreement, the term "Affiliate" means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

                                   4.7     No Material Changes.  Except as and
to the extent described in Schedule 4.7 annexed hereto (which Schedule may make reference to any other Schedule hereto) and/or in the 1996 Financial Statements, since December 31, 1996, the Business has been operated only in the ordinary course, and there has not been:

               (a) any material change in the financial condition, operations or business of the Business from that shown in the 1996 Financial Statements and for the period then ended, any material acquisition or disposition of assets in the Business, or any other material transaction or commitment effected or entered into outside of the normal course of the Business;

               (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Business taken as a whole;

               (c) any declaration, payment or setting aside of any dividend or other distribution (other than in cash) of any assets or property of any Company to the Stockholder or any of its Affiliates;

               (d) any material increase in the rate of salary or compensation paid or payable to any employee, consultant or other person performing services in the Business; or

               (e) any other event or condition arising from or out of the operation of the Companies or the Stockholder which has or will materially and adversely affect the business, financial condition, results of operations or prospects of the Business.
          4.8     Tax Returns and Tax Audits.

               (a) Except as and to the extent disclosed in Schedule 4.8(a) annexed hereto: (i) on the date hereof and on the Closing Date, all federal, state and local tax returns and tax reports required to be filed by any of the Companies on or before the date of this Agreement or the Closing Date, as the case may be, have been and will have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; (ii) all federal, state and local income, franchise, sales, use, property, excise, unemployment, payroll withholding and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to any of the Companies as of the date hereof and as of the Closing Date have been and will have been fully paid, and appropriate accruals shall have been made on the Companies' books for taxes not yet due and payable; (iii) as of the Closing Date, all taxes and other assessments and levies which any of the Companies is required by law to withhold or to collect on or before the Closing Date will have been duly withheld and collected, and will have been paid over to the proper governmental authorities to the extent due and payable on or before the Closing Date; and (iv) there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of any of the Companies.

               (b) Except as set forth in Schedule 4.8(b) annexed hereto, there are no audits pending with respect to any federal, state or local tax returns of any of the Companies, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of any of the Companies.

          4.9 Personal Property; Liens. The Companies have and own good and indefeasible title to all of the personal property utilized in the Business (subject to any required transfer of assets pursuant to Section 7.3 below), free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for: (a) rights of lessors in respect of any fixed assets which are leased by any of the Companies; (b) liens which solely secure the deferred purchase price of machinery, equipment, vehicles and/or other fixed assets, as indicated on Schedule 4.9; (c) liens for current taxes of the Companies which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which proper reserves have been established by the Companies; and (d) liens, pledges, claims, security interests, encumbrances, conditions or restrictions which are not, individually or in the aggregate, material in character or amount and do not interfere with the use made or presently proposed to be made of any such property (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles and other fixed assets owned or leased by the Companies and utilized in the Business are listed in Schedule 4.9 annexed hereto, and, except as and to the extent disclosed in Schedule 4.9, all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Business as presently conducted, and are sufficient for the continued conduct of the Business.

          4.10      Real Property.

               (a) None of the Companies owns or has any interest of any kind (whether ownership, lease or otherwise) in any real property except (i) the Companies' ownership interests in certain of the land and buildings on which or in which the Business is presently conducted as set forth and described in Schedule 4.10 annexed hereto, and (ii) the Companies' leasehold interests under leases for business premises occupied by the Companies, true and complete copies of which are included within Schedule 4.10 (the "Leases").

               (b) The Companies (and, to the best of the Stockholder's knowledge, the landlords thereunder) are presently in compliance with all of their obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Business as presently conducted therefrom.

               (c) None of the Leases will be voided, revoked or terminated, or will be voidable, revocable or terminable, upon and by reason of the change of ownership of the Companies pursuant to this Agreement.

          4.11 Inventories. All supplies and other inventories shown on the balance sheets included in the 1996 Financial Statements, and all inventories thereafter acquired in the Business, have been and are valued at cost, and consisted or consist of items which are of a quality and quantity which are usable in the ordinary course of the Business.

          4.12 Insurance Policies. Schedule 4.12 annexed hereto contains a true and correct schedule of all insurance coverages held by the Companies concerning the Business and the Companies' assets and properties (including but not limited to professional liability insurance and a statement, as to all professional liability insurance, of whether such insurance is on an "occurrence" or a "claims made" basis). Each Company has paid all premiums due and payable to the date hereof in respect of such insurance coverages, and all of such coverages are presently in full force and effect. The Stockholder is not aware of any grounds upon which any insurer might properly cancel or refuse to renew any of the Companies' existing insurance coverages. Nothing herein contained shall be deemed to constitute a representation, warranty or assurance as to the transference with the Companies of any of the insurance coverages listed on Schedule 4.12, except as and to the extent provided in
Section 13.4 below.

          4.13 Permits and Licenses. Each Company possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over such Company, necessary in order to operate the Business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect, except where the failure to have or maintain any such permit, license and/or franchise would not have a material adverse effect on the subject Company or the Business. Each Company has heretofore conducted the Business in compliance with the requirements of such permits, licenses and/or franchises, and none of the Companies has received written notice of any default or violation in respect of or under any of such permits, licenses and/or franchises except where such default would not have a material adverse effect on the subject Company or the Business. None of such permits, franchises or licenses will be voided, revoked or terminated, or be voidable, revocable or terminable, upon and by reason of the change of ownership of the Companies pursuant to this Agreement.

          4.14      Contracts and Commitments.

               (a) Schedule 4.14 annexed hereto lists all material contracts, leases, commitments, indentures and other agreements relating to the Business to which any Company is a party (collectively, "Material Contracts"), except that Schedule 4.14 need not list any such agreement that is listed on any other Schedule hereto, or was entered into in the ordinary course of the Business and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of the Business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $25,000 per annum; or (iii) may be terminated by the subject Company without penalty, premium or liability on not more than thirty
(30) days' prior written notice; provided, however, that Schedule 4.14 shall list any agreement or arrangement (written or verbal) between any Company (on the one hand) and any physicians or persons known to any Company or the Stockholder to be Affiliates of any physicians (on the other hand), regardless of the amount of payments called for, required or made thereunder.

               (b) To the best of the Stockholder's knowledge, except as set forth in Schedule 4.14: (i) all Material Contracts are in full force and effect; (ii) the subject Company is in compliance in all material respects with all of its obligations under the Material Contracts, and has not received any written notice that any party to any Material Contract is in material breach or default of such Material Contract or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the change of ownership of the Companies pursuant to this Agreement.

               (c) To the best of the Stockholder's knowledge, no outstanding purchase commitment relating to the Business is materially in excess of the normal, ordinary and usual requirements of the Business.

               (d) Except as set forth in Schedule 4.14, none of the Companies has any outstanding contracts with or commitments to officers, employees, physicians, technicians, agents, consultants or advisors relating to the Business that are not cancelable by such Company without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.
          4.15 Customers and Suppliers. None of the Companies or the Stockholder (a) has received any written notice of any existing, announced or anticipated changes in the policies of any material clients, customers, referral sources or suppliers of any of the Companies which will materially adversely affect the Business as presently conducted, or (b) has actual knowledge of any bankruptcy, insolvency or other such proceeding or condition relating to any material clients or customers of the Business.

          4.16      Labor, Benefit and Employment Agreements.

               (a) Except as set forth in Schedule 4.16 annexed hereto, none of the Companies is a party to or has any commitment or obligation in respect of (i) any collective bargaining agreement or other labor agreement, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) of the Business. Schedule 4.16 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid by the Companies during the 1996 calendar year to employees or consultants of the Business who then received or presently receive aggregate compensation or remuneration at an annual rate in excess of $35,000.

               (b) No union is now certified or, to the best of the Stockholder's knowledge, claims to be certified as a collective bargaining agent to represent any employees of the Business, and there are no labor disputes existing or, to the best of the Stockholder's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Business.

               (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of the Business. None of the Companies or the Stockholder has received any written notice of any actual or alleged violation by any Company of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

               (d) With respect to any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which any Company or any of its Affiliates has at any time been required to make contributions, none of the Companies nor any of its Affiliates has, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

                (e) Except as disclosed in Schedule 4.16, none of the Companies maintains, or has any liabilities or obligations of any kind with respect to, any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan, or any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing,
(i) each Company has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder, (iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by any of the Companies as "employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and none of the Companies or the Stockholder has any knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.

               (f)     Except for the group insurance programs listed in
Schedule 4.16, none of the Companies maintains any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by statutory law, none of the Companies has any liability, fixed or contingent, for health or medical benefits to any former employee.

          4.17      Compliance with Laws.

               (a) Each of the Companies is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business as presently constituted; and none of the Companies or the Stockholder has received written notice of any default or violation under or in respect of any of the foregoing. None of the Companies is presently in material violation of any requirements of any its insurance carriers.

               (b) Without limitation of Section 4.17(a) above, none of the Companies has, at any time during the three (3) year period prior to the date hereof, (i) handled, stored, generated, processed, released or disposed of any hazardous substances in violation of any federal, state or local environmental laws or regulations, or (ii) otherwise committed any material violation of any federal, state or local environmental laws or regulations (including, without limitation, the provisions of the Environmental Protection Act, the Comprehensive Environmental Responsibility and Cleanup Act, and other applicable environmental statutes and regulations) or any material violation of the Occupational Safety and Health Act.

               (c) None of the Companies or, to the best of Stockholder's knowledge, any of the Companies' respective directors, officers or employees has received any written notice of default or violation, nor, to the best of the Stockholder's knowledge, is any of the Companies or any of their respective directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of such Company's business, affairs, properties or assets. None of the Companies or, to the best of the Stockholder's knowledge, any of the Companies or any of their respective directors, officers or employees, has received written notice of, been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of any Company's business, affairs, properties or assets, which violation would have a material adverse effect on any Company or the Business.

               (d) Schedule 4.17 sets forth the date(s) of the last known audits or inspections (if any) of any of the Companies conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, the federal Department of Health and Human Services and/or any agency thereof (including, without limitation, the Healthcare Financing Administration) or intermediary acting on its behalf, any corresponding or comparable state or local governmental department, agency or authority, and any other governmental and/or quasi-governmental agency (federal, state and/or local).

          4.18 Litigation. Except as disclosed in Schedule 4.18 annexed hereto, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by any of the Companies) pending, or to the best knowledge of the Stockholder, threatened, by or against any of the Companies. The Stockholder is not aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to any of the Companies which, if adversely determined, would have a material adverse effect on any of the Companies or on the Business.

          4.19 Patents, Licenses and Trademarks. Schedule 4.19 annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by any of the Companies, any of their Affiliates, and/or any of their respective directors, officers or employees and which in any way relate to or are used in the Business; (b) all licenses, both domestic and foreign, which are owned or controlled by any of the Companies, any of their Affiliates, and/or any of their respective directors, officers or employees and which in any way relate to or are used in the Business; and (c) all franchises, licenses and/or similar arrangements granted to any Company by others and/or to others by any Company. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark registrations or applications, franchises, licenses or other arrangements set forth or required to be set forth in Schedule 4.19 is subject to any pending challenge known to the Stockholder. Each of the Companies has the valid right to utilize all trade names and other intellectual property utilized in the Business, and none of the Companies has received any written notice of any claimed infringement of any such intellectual property with the right or property of any other person.

          4.20 Transactions with Affiliates. Except for the provision by Primedex Health Systems, Inc. ("Primedex") to the Companies of services of the type contemplated by the Facilities Services Agreement (as such term is hereinafter defined), no material asset utilized in the Business is owned by, leased from or leased to the Stockholder or any of its Affiliates (other than the Companies).

          4.21 Sensitive Payments. None of the Companies has any reason to believe that any of them has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its or their books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-Kickback Law, Section 1128(b) of the Social Security Act, 42 U.S.C. § 1320a-7b(b), or any analogous state statute, or (d) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

          4.22 Going Concern. The Stockholder does not have any knowledge of any fact, event, circumstance or condition (including, without limitation, any announced or anticipated changes in the policies of any material client or customer) that would materially impair the ability of the Companies, from and after the Closing, to continue the Business in substantially the manner heretofore conducted, other than general, industry-wide conditions.

          4.23 Restricted Securities. The Stockholder is an "accredited investor" within the meaning thereof under Rule 506 promulgated under the Securities Act of 1933, as amended. The Stockholder acknowledges that any and all shares of Common Stock or other securities which may be issued pursuant to
Section 2.2 above will constitute "restricted securities" within the meaning of federal and state securities laws, which the Stockholder will acquire for its own account for investment (and not with a view to the resale or distribution thereof in violation of any applicable securities laws), and which the Stockholder may be required to hold indefinitely or until an exemption from registration requirements is available for the resale or disposition thereof.

          4.24 Hart-Scott-Rodino. Primedex is the "ultimate parent entity" of the Stockholder and the Companies within the meaning of such term as set forth in the regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the "net sales" of Primedex, within the meaning of the regulations under the HSR Act, were less than $100,000,000 in the fiscal year of Primedex ended October 31, 1996.

          4.25 Disclosure and Duty of Inquiry. Neither DHS nor the Buyer is or will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholder in this Agreement.

     5.     REPRESENTATIONS AND WARRANTIES OF THE BUYER AND DHS.

          In connection with the purchase of the Stock from the Stockholder hereunder, the Buyer and DHS hereby jointly and severally represent and warrant to the Stockholder as follows:

          5.1 Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and DHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

          5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and DHS have been duly and validly authorized by the Board of Directors and sole stockholder of the Buyer, and by the Board of Directors of DHS; and the Buyer and DHS have the full legal right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of the Buyer or DHS to consummate the transactions contemplated hereby.

          5.3 Valid and Binding Agreement. This Agreement and, when executed and delivered, the Non-Competition Agreement (as such term is hereinafter defined), constitutes and will constitute the legal, valid and binding obligations of the Buyer and DHS (to the extent a party thereto), enforceable against the Buyer and DHS in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          5.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement or the Non-Competition Agreement by the Buyer or DHS nor compliance with the terms and provisions of this Agreement or the Non-Competition Agreement on the part of the Buyer or DHS, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer or DHS; (b) require the issuance to the Buyer or DHS of any authorization, license, consent or approval of any federal or state governmental agency; or (c) except for the required consent of DHS' lender contemplated by Section 8.12 below, conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer or DHS is a party, or by which the Buyer or DHS is bound, or constitute a default thereunder.

          5.5 Investment. The Buyer will be purchasing the Stock for its own account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

          5.6 DHS Shares. If, as and when issued and delivered pursuant to Section 2.2 above, all shares of Common Stock so issued shall have been duly authorized and validly issued, and shall be fully paid and non-assessable.

          5.7 Disclosure and Duty of Inquiry. The Stockholder is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Buyer and DHS in this Agreement.

     6.     THE STOCKHOLDER'S OBLIGATIONS BEFORE THE CLOSING           DATE.

          The Stockholder covenants and agrees that, from the date hereof until the Closing Date:

          6.1     Access to Information.

               (a)     In addition to the rights of DHS and the Buyer under
Section 6.6 below, the Stockholder shall permit DHS, the Buyer and their counsel, accountants and other representatives, and DHS' lenders and their representatives, upon reasonable advance notice to the Companies, during normal business hours and without undue disruption of the business of the Companies, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Business and, to the extent reasonably required by the Buyer for its due diligence, the Companies. DHS, the Buyer and their representatives shall also be permitted to freely consult with the Companies' counsel and accountants concerning the Business.

               (b) The Stockholder will make available to the Buyer and its accountants, and DHS' lenders and their representatives, all financial records relating to the Companies and the Business, and shall cause the Companies' accountants to cooperate with the Buyer's accountants and make available to the Buyer's accountants all work papers and other materials developed by or in the possession of the Companies' accountants, for the purpose of assisting the Buyer's accountants in the performance of an audit of the Business for all periods subsequent to January 1, 1994.
          6.2 Conduct of Business in Normal Course. The Stockholder shall cause the Companies to carry on their business activities in substantially the same manner as heretofore conducted, and shall not permit any Company, except as otherwise required or permitted by Section 7.3 below, to make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Companies as of the date hereof, without in each instance obtaining the prior written consent of DHS.

          6.3 Preservation of Business and Relationships. The Stockholder shall cause the Companies, without making or incurring any unusual commitments or expenditures, to use all reasonable efforts to preserve their business organization intact, and preserve their present relationships with referral sources, clients, customers, suppliers and others having business relationships with the Companies.

          6.4 Maintenance of Insurance. The Stockholder shall cause each Company to continue to carry its existing insurance, to the extent obtainable upon reasonable terms.

          6.5 Corporate Matters. The Stockholder shall not permit any Company, without the prior written consent of DHS, to:

               (a) amend its Articles of Incorporation or By-Laws or its limited partnership agreement or certificate of limited partnership, or issue any shares of its capital stock, or issue or create any warrants, commitments, obligations, subscriptions, options, convertible securities or other arrangements under which any additional shares of its capital stock or equity interests might be directly or indirectly issued;

               (b) amend, cancel or modify any Material Contract or enter into any material new agreement, commitment or transaction except, in each instance, in the ordinary course of business;

               (c) pay, grant or authorize any material salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment, consulting or management agreements;

               (d) modify in any material respect any material agreement relating to the Business to which such Company is a party or by which it may be bound, except in the ordinary course of business, and except to the extent necessary to implement the transactions contemplated by Section 7.3 below;

               (e)     make any change in management personnel;

               (f) except pursuant to commitments in effect on the date hereof (to the extent disclosed in this Agreement or in any Schedule hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $50,000 in the aggregate;

               (g) except as otherwise permitted pursuant to Section 7.3 below, dispose of or transfer any asset outside of the ordinary course of business, or sell, assign or dispose of any capital asset(s) with a net book value in excess of $10,000 as to any one item or $25,000 in the aggregate;

               (h) materially change its method of collection of accounts or notes receivable, accelerate or slow in any material respect its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

               (i) declare, pay, set aside or make any dividend or other distribution (other than in cash) of any assets or property; or, except as otherwise permitted pursuant to Section 7.3 below, make any other transfer of any assets or property to the Stockholder or any of its Affiliates;

               (j) incur any material liability or indebtedness except, in each instance, in the ordinary course of business;

               (k) subject any of the assets or properties of the Business to any further material liens or encumbrances, other than Permitted Liens; or

               (l) agree to do, or take any action in furtherance of, any of the foregoing.

          6.6 Management Participation. The parties hereby confirm that representatives of DHS and the Buyer have been actively involved in the management of the Business at all times since March 1, 1997, and DHS and the Buyer (through their employees working in the Business) will have the right to continue to manage and participate in all aspects of the Business at all times from the date hereof through the Closing or any termination of this Agreement. Such participation shall include matters of the type described in
Section 6.5 above, as well as all other material decisions relating to the business and affairs of the Business.

     7.     ADDITIONAL AGREEMENTS OF THE PARTIES.

          7.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon any party under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the parties that, except with respect to matters or information which are publicly available other than by reason of a breach of this Section 7.1, (i) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (ii) all financial information, business records and other non-public information concerning either party which the other party or its representatives has received or may hereafter receive, shall be maintained in the strictest confidence by the recipient and its representatives, and shall not be disclosed to any person that is not associated or affiliated with the recipient and involved in the transactions contemplated hereby, without the prior written approval of the party which provided the information. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the parties, and no party shall issue any press release or other public announcement regarding the transactions contemplated hereby without the prior approval of each other party (such approval not to be unreasonably withheld or delayed) unless compelled to do so upon advice of counsel and there is insufficient time to practicably obtain approval hereunder. In the event that the transactions contemplated hereby shall not be consummated for any reason, each party covenants and agrees that neither it nor any of its representatives shall retain (other than information which is publicly available other than by reason of a breach of this Section 7.1) any documents, lists or other writings of any other party which it may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of the recipient or its representatives, shall be returned to the party which provided the information).

          7.2 Exclusivity. From the date hereof through any termination of this Agreement in accordance with Section 11 below, the Stockholder shall not (and shall not permit any of its stockholders, directors, officers or Affiliates to) negotiate with or enter into any other commitments, agreements or understandings with any person, firm or corporation (other than DHS and its Affiliates) in respect of any sale of capital stock or any material portion of the assets of any of the Companies, any merger, consolidation or corporate reorganization, or any other such transaction relating to the Companies or the Business.

          7.3     Reconfiguration.

               (a) To the extent that any of the Companies owns any tangible assets that are not utilized in the Business, or owns or holds any cash (other than amounts representing payment for goods sold and/or services rendered in the Business from and after March 1, 1997) or accounts receivable (other than accounts receivable in respect of goods sold and/or services rendered in the Business from and after March 1, 1997), or is obligated in respect of any accounts payable, or any liabilities or obligations (including, without limitation, accruals and contractual commitments and obligations, but expressly excluding liabilities or obligations for goods or services acquired in the Business from and after March 1, 1997) that were not incurred in the ordinary course of the Business, the Stockholder shall cause the subject Company to (i) transfer all such cash (other than amounts representing payment for goods sold and/or services rendered in the Business from and after March 1, 1997), accounts receivable (other than accounts receivable in respect of goods sold and/or services rendered in the Business from and after March 1,
1997) and non-Business assets to the Stockholder or an Affiliate of the Stockholder (other than another Company), and (ii) assign to the Stockholder or an Affiliate of the Stockholder (other than another Company), and cause to be assumed by the Stockholder or such Affiliate, all of such accounts payable and non-Business liabilities and obligations (including, without limitation, accruals and contractual commitments and obligations, but excluding liabilities and obligations for goods or services acquired in the Business from and after March 31, 1997); provided, however, that the assets transferred hereunder shall not include the outstanding option in favor of the Company to purchase limited partnership interests in the Santa Monica Imaging Center. Such transfers of assets and assumptions of liabilities shall take place prior to the Closing, without payment or receipt (or requirement of future payment or receipt) by any Company of any consideration in respect thereof, and as a result thereof, on the Closing Date, (A) the Companies shall have no accounts receivable or accounts payable (except for post-March 1, 1997 items as herein provided), (B) none of the Companies shall be indebted to the Stockholder or any of its Affiliates in any manner whatsoever, and (C) neither the Stockholder nor any of its affiliates shall be indebted to any of the Companies in any manner whatsoever.

               (b) To the extent that, on the Closing Date, any assets utilized in the Business are owned or leased by the Stockholder or any of its Affiliates (other than the Companies), and/or any contract rights relating to the Business are in the name of or held by the Stockholder or any of its Affiliates (other than the Companies), then, immediately prior to the Closing, title to such assets (or the leases therefor, as the case may be) and contract rights shall be transferred to the Company utilizing such assets and contract rights, without requirement of any payment or other consideration by either Company to effect such transfer. To the extent that any contracts are included in such transfer, all obligations of the Business thereunder shall be current as of the time of transfer, and without any continuing default thereunder.

               (c) At the time of the Closing, the Stockholder shall deliver to the Buyer (i) a true and complete copy of the General Instrument of Conveyance, Transfer and Assignment (which shall include a general description of the subject assets, liabilities and obligations in sufficient detail to permit the Buyer to identify or quantify same) whereby all assets, liabilities and obligations were transferred or assigned by the Companies to and assumed by the Stockholder and its Affiliates pursuant to this Section 7.3, subject to the Buyer's rights to verify and otherwise be satisfied with such asset and liability transfer and assumption and the compliance thereof with the requirements of this Section 7.3, and (ii) true and complete copies of all instruments of assignment (which shall include reasonably specific detail as aforesaid) of all assets and contract rights transferred to the Companies in accordance with Section 7.3(b) above, subject to the Buyer's rights to verify and otherwise be satisfied with such transfers and the Stockholder's compliance with the requirements of Section 7.3(b) above.

          7.4 Non-Competition Agreement. On the Closing Date, Primedex, the Stockholder, the Buyer, DHS, the Company and the Corporate Subsidiary shall execute and deliver to one another a non-competition and non-disclosure agreement in substantially the form of Exhibit B annexed hereto (the "Non-Competition Agreement").
          7.5 Valuation Letter. On the Closing Date, the Stockholder, the Buyer and DHS shall execute and deliver to one another the Valuation Letter in respect of the Common Stock (as contemplated by Section 2.2 above) in substantially the form of Exhibit A annexed hereto.

          7.6 Facilities Services Agreement. On the Closing Date, Primedex, the Company and the Corporate Subsidiary shall execute and deliver to one another a Facilities Services Agreement in substantially the form of Exhibit C annexed hereto (the "Facilities Services Agreement").

          7.7 Company Name Changes. On the Closing Date, each of the Company and the Corporate Subsidiary shall execute and deliver for filing with the California Secretary of State a certificate of amendment pursuant to which the corporate name of such Company will be changed to a name not confusingly similar to "Diagnostic Imaging Services" (the "Articles of Amendment").

          7.8 Additional Agreements and Instruments. On or before the Closing Date, the Stockholder, the Companies, the Buyer and DHS shall execute, deliver and file all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the transactions contemplated by this Agreement.

          7.9 Non-Interference. Neither the Buyer, DHS nor the Stockholder shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 8 and 9 below.

     8.     CONDITIONS PRECEDENT TO THE BUYER'S AND DHS' PERFORMANCE.

          In addition to the fulfillment of the parties' agreements in Section 7 above, the obligations of the Buyer and DHS to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by the Buyer and DHS:

          8.1 Accuracy of Representations and Warranties. All representations and warranties made by the Stockholder in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

          8.2 Performance. The Stockholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Stockholder on or before the Closing Date.

          8.3 Certification. The Buyer and DHS shall have received a certificate, dated the Closing Date, signed by the Stockholder, certifying, in such detail as the Buyer, DHS and their counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

          8.4 Opinion of Counsel. The Buyer and DHS shall have received an opinion, dated the Closing Date, of Jeffrey L. Linden, Esq., inside general counsel to the Stockholder and the Companies, with respect to such matters incident to the transactions contemplated hereby as shall reasonably be requested by the Buyer, DHS and their counsel.

          8.5 Resolutions. The Buyer and DHS shall have received certified resolutions of the Board of Directors of the Stockholder, in form reasonably satisfactory to counsel for the Buyer and DHS, authorizing the Stockholder's execution, delivery and performance of this Agreement and all actions to be taken by the Stockholder hereunder.

          8.6 Good Standing Certificates. DHS and the Buyer shall have received good standing certificates issued by the Secretary of State of Delaware with respect to the Stockholder, and the California Secretary of State in respect of the Companies (including the Corporate Subsidiary and the Santa Monica Imaging Center limited partnership), each dated as of a date reasonably prior to the Closing Date.

          8.7 Resignations. The Stockholder shall have delivered to the Buyer the written resignations, dated and effective on the Closing Date, of all of the officers and directors of the Companies.

          8.8 Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against any of the Companies or the Stockholder or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Business.

          8.9 Condition of Property. Between the date of this Agreement and the Closing Date, assets of the Companies having an aggregate fair market value of $50,000 or more shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, whether or not covered by insurance.

          8.10 No Material Adverse Change. On the Closing Date, there shall not have occurred any event or condition materially and adversely affecting the financial condition, results of operations or business prospects of the Business from those reflected in the 1996 Financial Statements or disclosed in this Agreement or the Schedules hereto, except for matters resulting from adverse changes in economic conditions affecting businesses generally.

          8.11 Financing. DHS and the Buyer shall have entered into binding agreements for, and shall have received the full proceeds of, debt and/or equity financing in a principal amount equal to not less than the sum of $10,000,000 plus the amount of the Debt, on terms and conditions satisfactory to DHS and the Buyer in their sole and absolute discretion; and the lenders or equity purchasers (as the case may be) shall have consented to the use of the proceeds of such debt and/or equity financing in furtherance of the consummation of the transactions contemplated by this Agreement.

          8.12     Consents.

               (a) All necessary and legally required disclosures to and agreements and consents of (i) any parties to any Material Contracts, any landlords under any of the Leases, and/or any licensing authorities which are material to the Business, and (ii) any governmental authorities or agencies to the extent required to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer. Any such consents must be obtained without imposing any unreasonable burden or obligation on DHS, the Buyer or the Business from and after the Closing Date.

               (b) DHS and the Buyer shall have obtained, and there shall be in full force and effect, the consent of DHS' existing lender (i) for the use of up to $2,500,000 in principal amount of loans under DHS' loan agreement with such lender in respect of the Consideration pursuant to Section 2.1 above, (ii) with respect to the subordination provisions to be applicable to any debt financing pursuant to Section 8.11 above, and (iii) with respect to the consummation of the transactions contemplated hereby.

          8.13 Completion of Audit. DHS' accountants shall have completed their audit of the Business as contemplated by Section 6.1(b) above.

          8.14 Execution and Delivery of Exhibits. On or before the Closing Date, (a) Primedex and the Stockholder shall have executed and delivered the Non-Competition Agreement to the Buyer, DHS, the Company and the Corporate Subsidiary, (b) the Stockholder shall have executed and delivered to the Buyer and DHS the Valuation Letter, and (c) Primedex shall have executed and delivered to the Company and the Corporate Subsidiary the Facilities Services Agreement.

          8.15 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Buyer, DHS and their counsel. The Stockholder shall have submitted to the Buyer or its representatives for examination the originals or true and correct copies of all records and documents relating to the Business which the Buyer may have requested in connection with said transactions.

          8.16 Non-Abandonment. The Buyer and DHS shall not have elected to abandon the transactions contemplated by this Agreement (any such abandonment to be evidenced by written notice thereof to the Stockholder).

     9.     CONDITIONS PRECEDENT TO THE STOCKHOLDER'S
          PERFORMANCE.

          In addition to the fulfillment of the parties' agreements in Section 7 above, the obligations of the Stockholder to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Stockholder:

          9.1 Accuracy of Representations and Warranties. All representations and warranties made by the Buyer and DHS in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

          9.2 Performance. The Buyer and DHS shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer and DHS on or before the Closing Date.

          9.3 Certification. The Stockholder shall have received a certificate, dated the Closing Date, signed by the Buyer and DHS, certifying, in such detail as the Stockholder and its counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

          9.4 Opinion of Counsel. The Stockholder shall have received an opinion, dated the Closing Date, of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to the Buyer and DHS, with respect to such matters incident to the transactions contemplated hereby as shall reasonably be requested by the Stockholder and its counsel.

          9.5 Resolutions. The Stockholder shall have received certified resolutions of the Board of Directors and sole stockholder of the Buyer and of the Board of Directors of DHS, in form reasonably satisfactory to counsel for the Stockholder, authorizing the Buyer's and DHS' execution, delivery and performance of this Agreement and all actions to be taken by the Buyer and DHS hereunder.

          9.6 Good Standing Certificates. The Stockholder shall have received good standing certificates issued by the Secretary of State of Delaware with respect to DHS and the Secretary of State of Texas with respect to the Buyer, each dated as of a date reasonably prior to the Closing Date.

          9.7 Consents. The Stockholder shall have received any and all agreements and consents of any governmental authorities and agencies, and any parties to any material contracts or agreements of the Stockholder, to the extent required in connection with the transactions contemplated by this Agreement.

          9.8 Execution and Delivery of Exhibits. On or before the Closing Date, (a) the Buyer, DHS, the Company and the Corporate Subsidiary shall have executed and delivered to the Stockholder and Primedex the Non-Competition Agreement, (b) the Buyer and DHS shall have executed and delivered to the Stockholder the Valuation Letter, (c) the Company and the Corporate Subsidiary shall have executed and delivered to Primedex the Facilities Services Agreement, and (d) the Company and the Corporate Subsidiary shall have executed and delivered for filing with the California Secretary of State the Articles of Amendment.

          9.9 Proceedings and Instruments Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Stockholder and its counsel.

     10.     CLOSING.

          10.1 Place and Date of Closing. Unless this Agreement shall be terminated pursuant to Section 11 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Stockholder located at 1516 Cotner Avenue, Los Angeles, California 90025-3303, or such other location as is agreed to between the parties or as may be required by the Buyer's financing sources, at 9:00 A.M. local time on March 31, 1997 or such later date (not later than April 30, 1997) as may be reasonably agreeable to all parties (the date of the Closing being referred to in this Agreement as the "Closing Date").

          10.2 Actions at Closing. At the Closing, there shall be made, by all necessary and appropriate persons, all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

     11.     TERMINATION OF AGREEMENT.

          11.1 General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing: (a) by the mutual written consent of the Stockholder, the Buyer and DHS; (b) by the Buyer and DHS, or the Stockholder, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, (ii) the other party or parties, as the case may be, shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Business and/or the transactions contemplated hereby, (iii) the other party or parties, as the case may be, shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or they shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of the Buyer, DHS, the Stockholder or the Companies, and such consent is not obtainable without material cost or penalty (unless the party or parties not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); (c) by the Buyer and DHS by means of notice of abandonment pursuant to Section 8.16 above; or
(d) by the Buyer and DHS, or by the Stockholder, at any time on or after April 30, 1997 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

          11.2 Effect of Termination. In the event of termination by either party as above provided in this Section 11, prompt written notice shall be given to the other party. Termination of this Agreement shall not relieve any party of any of its obligations pursuant to Section 7.1 above, and shall not relieve any breaching party from liability for any breach of this Agreement. Abandonment of this Agreement by the Buyer and DHS shall not be deemed a breach of this Agreement (provided that such abandonment shall not constitute a release of the Buyer or DHS in respect of any other action constituting a breach of this Agreement).

     12.     INDEMNIFICATION.

          12.1      General.

               (a) From and after the Closing Date, the Stockholder shall defend, indemnify and hold harmless the Buyer and DHS from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer and/or DHS may incur, sustain or suffer ("Losses") as a result of (i) any breach of, or failure by the Stockholder to perform, any of the representations, warranties, covenants or agreements of the Stockholder contained in this Agreement, (ii) any liabilities or obligations of the Companies incurred prior to the Closing Date which are not reflected in the schedule of the Debt pursuant to Section 2.1 above but which should have been so reflected in accordance with generally accepted accounting principles ("Unscheduled Liabilities"), (iii) any failure by the Stockholder and/or its Affiliates to pay or perform when due any of the liabilities and obligations transferred to the Stockholder and/or any of such Affiliates pursuant to Section 7.3 above ("Transferred Liabilities"), and/or
(iv) any pending or threatened litigation or proceedings against any of the Companies, whether or not disclosed in Schedule 4.18 ("Litigation").

               (b) From and after the Closing Date, the Buyer and DHS shall jointly and severally defend, indemnify and hold harmless the Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Stockholder may incur, sustain or suffer as a result of any breach of, or failure by the Buyer or DHS to perform, any of the representations, warranties, covenants or agreements of the Buyer or DHS contained in this Agreement.

          12.2      Limitations on Certain Indemnity.

               (a) Notwithstanding any other provision of this Agreement to the contrary, except for (i) Losses arising out of claims for breach of any of the warranties made under Sections 4.1, 4.2, 4.4, 4.5, 4.8 and/or 4.20 above, (ii) Losses arising out of Unscheduled Liabilities, (iii) Losses arising out of Transferred Liabilities, (iv) Losses arising out of Litigation, and/or (v) Losses involving proven fraud by the Stockholder, the Stockholder shall not be liable to the Buyer or DHS with respect to Losses unless and until, and then only to the extent that, the aggregate amount of all Losses incurred by the Buyer or DHS shall exceed the sum of $50,000 (the "Basket"). The Stockholder shall thereafter be liable for all Losses in excess of the Basket, provided that the Stockholder's maximum aggregate liability in respect of all Losses shall not, in the absence of proven fraud by the Stockholder in respect of any particular Losses, in any event exceed the limitations set forth in Section 12.2(b) below.

               (b) Except with respect to any Losses involving proven fraud by the Stockholder, the Stockholder shall only be required, in the aggregate, to pay indemnification hereunder, after application of the Basket, up to a maximum amount equal to the Consideration.

               (c) Except with respect to (i) Losses arising under Section 4.1, 4.2, 4.4 or 4.5 above, (ii) Losses arising out of Unscheduled Liabilities, Transferred Liabilities or Litigation, or (iii) any particular Losses the non-discovery of which is attributable in whole or significant part to any proven fraud by the Stockholder (as to which Losses claims may be made hereunder within the applicable statute of limitations), the Buyer and DHS shall be entitled to indemnification by the Stockholder for Losses only in respect of claims for which notice of claim shall have been given to the Stockholder on or before March 31, 1998, or, with respect to Losses relating to a breach of any warranties under Section 4.8 above, the expiration of the final statute of limitations for those tax returns covered by the warranties under Section 4.8 above; provided, however, that neither the Buyer nor DHS shall be entitled to indemnification from the Stockholder in the event that the subject claim for indemnification relates to a third-party claim and the Buyer or DHS (as the case may be) delayed giving notice thereof to the Stockholder to such an extent as to cause material prejudice to the defense of such third-party claim.
               (d) In the event and to the extent that, on the scheduled payment date for any payments pursuant to Section 2.2 above, there shall be pending any claim for indemnification against the Stockholder hereunder, DHS and/or the Buyer shall be entitled to (i) set off against the payment due to the Stockholder hereunder the amount of such claim for indemnification, to the extent that such claim has been established by an arbitration award or a court judgment, and (ii) hold back from any payment otherwise to be made under
Section 2.2 above, the amount of any such pending claim which has not been finally determined by arbitration award or court judgment. With respect to any amounts held back pursuant to the foregoing clause (ii), upon the final resolution of the subject claim, the Buyer or DHS (as the case may be) shall promptly pay to the Stockholder any portion of the amount held back hereunder to the extent that the subject claim is not determined in favor of the Buyer or DHS, together with interest (at a rate equal to the publicly announced prime rate of interest of Citibank, N.A. in New York, New York as of the date the subject payment was originally due under Section 2.2 above) on the net amount required to be paid to the Stockholder hereunder accrued from the date originally due under Section 2.2 above to the date finally paid under this
Section 12.2(d).

          12.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within ten
(10) business days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

          12.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

     13.     POST-CLOSING EVENTS.

          The parties hereby further agree that, from and after the Closing:

          13.1 Books and Records. At any time and from time to time from and after the Closing Date, the Buyer shall permit the Stockholder to have access, during normal business hours and without undue disruption of the Companies' business, to those books and records of the Companies relating to periods prior to the Closing Date, for purposes of preparing any tax filings or any other legitimate purpose of the Stockholder. Such books and records may be made available at any location where the subject Company maintains same, and all costs and expenses relating to such access and inspection shall be the responsibility of the Stockholder. In the event that, at any time and from time to time after the Closing Date, the Buyer shall determine to destroy or dispose of any such books and records, the Buyer shall give notice thereof to the Stockholder not less than thirty (30) days prior to such disposition, and the Stockholder shall have the right, at its own cost and expense, to take possession of such books and records prior to their disposition.

          13.2     Employee Matters; Benefit Plan Matters.

               (a) The Buyer shall cause the Companies to honor all accrued benefits owed to employees of the Business, to the extent reflected in the schedule of the Debt pursuant to Section 2.1 above. In the event that any of the Companies shall determine to terminate the employment of any such employees subsequent to the Closing Date, then all severance payments (if any) arising from such termination shall be the responsibility of the subject Company, except to the extent that any such benefits relate to accruals that should, in accordance with Section 2.1 above, have been reflected in the schedule of the Debt thereunder. Nothing contained in this Section 13.2(a) shall be deemed to constitute any assurance or guaranty of employment to any employees of the Business.

               (b) Except with respect to any employees of the Business who do not remain employed with the Companies from and after the Closing Date, the Stockholder shall comply with all requirements of law in order to permit the employees of the Companies to withdraw the amounts in their respective accounts in the Stockholder's 401(k) plan and any other employee benefit plan(s) covering employees of one or more Stockholder-affiliated or Primedex-affiliated entities in addition to the Companies.

               (c) Nothing contained in this Agreement shall be deemed to abrogate or impair the right of the Buyer to determine which employees will be retained by the Companies from and after the Closing Date, and/or the compensation and benefits to be paid from and after the Closing Date to those employees retained in the Companies; provided, however, that, subject to any required waiting periods and eligibility criteria, the Buyer will cause all employees retained in the Companies on and after the Closing Date to be offered the opportunity to participate in the group health programs generally offered to employees of DHS and its subsidiaries.

          13.3 Accounts Receivable. In the event and to the extent that any of the Companies shall, from and after the Closing Date, receive payment of any accounts receivable transferred to the Stockholder or its Affiliates in accordance with Section 7.3 above, the subject Company shall be deemed to have received such payment in trust for the benefit of the Stockholder or its Affiliate, and the Buyer shall cause such Company to immediately turn over any payments so received in the form received (subject to any necessary endorsement).

          13.4 Professional Liability Insurance. To the extent that any of the professional liability insurance currently maintained by or for the benefit of the Companies shall be on a "claims made" basis, and the Buyer is unable to obtain professional liability insurance covering claims made against any Company subsequent to the Closing Date but in respect of events or occurrences which took place on or prior to the Closing Date, the Stockholder shall obtain for the Buyer, subject to the Buyer's payment of the applicable premium therefor, "tail" coverage in respect of any such claims.

          13.5 Interim Period Collections and Expenditures. The parties hereby confirm their intention that, subject to the Closing, all revenues and expenses of the Business shall be accounted for and treated separate and apart from all other businesses of the Company and the Stockholder. In order to give effect thereto, the parties hereby agree as follows:

               (a) All collections made in respect of goods sold and/or services rendered in the Business from and after March 1, 1997 shall be retained in the Company (and not distributed or transferred under Section 7.3 above or otherwise), and shall be utilized solely to pay expenses or current obligations of the Business in respect of periods from and after March 1, 1997.

               (b) Within sixty (60) days after the Closing Date, the Stockholder and the Buyer shall reconcile in good faith the amount (if any) by which the cash expenditures in the Business for periods from and after March 1, 1997 exceeded the cash receipts of the Business in respect of goods sold and/or services rendered in the Business from and after March 1, 1997; and to the extent of any such excess of payments over receipts, the Company shall reimburse the Stockholder therefor within sixty (60) days after the Closing Date.

               (c) To the extent that any taxes shall be payable on or in respect of the net income of the Business for periods from and after March 1, 1997, (i) such taxes shall, subject to the Closing, constitute the sole responsibility of the Company (subject to any consolidation effected by DHS), and (ii) subject to the Closing, such net income and taxes thereon shall not be reported or payable by the Stockholder or any member of its consolidated tax group.

          13.6 Further Assurances. From time to time from and after the Closing Date, the parties will take any and all such action and execute and deliver to one another any and all further agreements, instruments, certificates and other documents, as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Business.

     14.     COSTS.

          14.1 Finder's or Broker's Fees. Each of the Buyer and DHS (on the one hand) and the Stockholder (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

          14.2 Expenses. The Buyer, DHS and the Stockholder shall each pay all of their own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     15.     FORM OF AGREEMENT.

          15.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

          15.2 Entire Agreement; Waivers. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          15.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.     PARTIES.

          16.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

          16.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on or telecopied to the party to whom notice is to be given, one day after being deposited for overnight delivery with a recognized overnight courier service in a properly addressed package with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

               (a)     If to the Stockholder:

                    Diagnostic Imaging Services, Inc.
                    1516 Cotner Avenue
                    Los Angeles, California 90025-3303
                    Attn: Howard G. Berger, M.D.
                    Fax No. (310) 478-5810

               (b)     If to the Buyer or DHS:

                    Diagnostic Health Services, Inc.
                    2777 Stemmons Freeway, Suite 1525
                    Dallas Texas 75207
                                        Attn: Mr. Brad A. Hummel
                    Fax No. (214) 689-6459

                    with a copy sent concurrently to:

                    Greenberg Traurig Hoffman et al.
                    153 East 53rd Street, 35th Floor
                    New York, New York 10022
                                        Attn: Shahe Sinanian, Esq.
                    Fax No. (212) 223-7161

or to such other address or telecopier number as any party shall have specified by notice in writing given to all other parties.

     17.     MISCELLANEOUS.

          17.1 Amendments and Modifications. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

          17.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, except that (a) the Buyer may, at the time of the Closing, assign its rights to acquire the Stock to SoCal Diagnostic Services, Inc. ("SoCal") (provided that any such assignment shall not relieve DHS or the Buyer from any of their obligations hereunder), and (b) DHS, the Buyer and SoCal may, without requirement of any consent of the Stockholder, assign their rights to indemnification hereunder to any secured lender to DHS, the Buyer and/or SoCal from time to time. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          17.3 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section
12.3 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration in Dallas, Texas in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                   DIAGNOSTIC HEALTH SERVICES, INC


                                   By:


                                   DHS MANAGEMENT SERVICES, INC.


                                   By:


                                   DIAGNOSTIC IMAGING SERVICES,
                                   INC., a Delaware corporation


                                   By:

Exhibits


               A     -     Valuation Letter
               B     -     Non-Competition Agreement
               C     -     Facilities Services Agreement ASSET PURCHASE
AGREEMENT


     ASSET PURCHASE AGREEMENT (this "Agreement"), executed this 21st day of March, 1997 (but as of an effective date of March 1, 1997), by and among DIAGNOSTIC HEALTH SERVICES, INC., a Delaware corporation ("DHS"), SOCAL DIAGNOSTIC SERVICES, INC., a California corporation and a second-tier indirect wholly-owned subsidiary of DHS (the "Buyer"), DIAGNOSTIC IMAGING SERVICES, INC., a California corporation (the "Seller"), and DIAGNOSTIC IMAGING SERVICES, INC., a Delaware corporation (the "Stockholder");


W I T N E S S E T H:


     WHEREAS, the Seller is engaged, among other things, in a business consisting of the provision of non-invasive ultrasound diagnostic testing services on a shared (mobile) and in-house (fixed-site) basis (the "Ultrasound Business"), and in connection therewith, is the owner and lessee of certain assets and properties; and

     WHEREAS, the Stockholder is the sole stockholder of the Seller; and

     WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer, all upon and subject to the terms and conditions of this Agreement, the fixed assets and leasehold rights utilized in the Ultrasound Business, and the Ultrasound Business as a going concern;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

     18.     ASSETS

          18.1 Acquired Assets. Subject to the terms and conditions of this Agreement, effective as of March 1, 1997, the Seller is selling, transferring and delivering to the Buyer, and the Buyer is purchasing and receiving from the Seller, all of the assets, properties, improvements and business owned or leased by the Seller and utilized in and/or relating to the Ultrasound Business other than the Excluded Assets (as such term is hereinafter defined), as same are constituted on and as of March 1, 1997 (collectively, the "Assets"), including, but not limited to, the following:

               (a) All tangible fixed assets, furniture, fixtures, machinery, equipment, computers, computer systems and vehicles utilized in and/or related to the Ultrasound Business (the "Fixed Assets");

               (b) All accounts receivable and other rights to receive payment for services rendered in the Ultrasound Business from and after March 1, 1997;

               (c) All inventory and supplies utilized in and/or relating to the Ultrasound Business;

               (d) Any and all prepaid expenses (including, without limitation, prepaid rentals under the Assumed Property Leases (as such term is hereinafter defined) and the equipment leases being assumed by the Buyer) of the Ultrasound Business;

               (e) All customer lists, supplier lists, trade secrets, technical information, and other such knowledge and information constituting the "know-how" used or usable in the Ultrasound Business (other than the name "Diagnostic Imaging Services"), and the good will of the Ultrasound Business;

               (f) All contract rights, commitments and claims of the Ultrasound Business (exclusive of rights under any employment agreements, consulting agreements, management agreements or other such agreements which are disclaimed by the Buyer hereunder, and any real property leases to the extent not listed in Schedule 4.10 annexed hereto), including rights under the two real property leases listed on Schedule 4.10 (the "Assumed Property Leases"), and all customer contracts, equipment leases, vehicle leases, manufacturer's warranties and any licenses or license agreements relating to patents, trademarks or other intangibles utilized in the Ultrasound Business, and any security deposits under any of the foregoing;

               (g)     All licenses and permits utilized in the Ultrasound
Business;

               (h) All books, records, software programs, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Assets and/or the Ultrasound Business; and

               (i) All other rights and assets of any kind, tangible or intangible, utilized in and/or relating to the Ultrasound Business, whether or not reflected in the Seller's financial statements or on its books and records.

          18.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include, and the Seller shall retain, the following assets (the "Excluded Assets"):
               (a) All cash, marketable securities, accounts receivable and notes receivable of the Seller;

               (b) All assets of any kind and description relating to any businesses of the Seller other than the Ultrasound Business (collectively, the "Excluded Businesses"), including but not limited to those assets utilized in the Seller's MRI centers;

               (c) All books, records, software programs, printouts, drawings, data, files, notebooks, accounts, invoices, correspondence and memoranda relating to the Excluded Assets and/or the Excluded Businesses;

               (d) The Seller's stock record books, tax returns and minute books;

               (e)     The name "Diagnostic Imaging Services";

               (f) All of the Seller's rights under this Agreement, including, without limitation, the right of the Seller to receive the Consideration (as such term is hereinafter defined); and

               (g)     All bank accounts of the Seller.

     19.     LIABILITIES.

          19.1 Assumed Liabilities. Subject to the terms and conditions of this Agreement, as of March 1, 1997, the Seller is assigning to the Buyer, and the Buyer is assuming and agreeing to pay and perform when due, the following liabilities and obligations of the Ultrasound Business, as same are constituted on March 1, 1997 (collectively, the "Assumed Liabilities"):

               (a) All payroll and related federal and state withholding taxes for employees of the Ultrasound Business for the Seller's current payroll remittance period (appropriately prorated) as of March 1, 1997 (to the extent not theretofore remitted by the Seller to the applicable taxing authority);

               (b) All accrued vacation pay (paid time off), wellness pay, sick days and other such items relating to employees of the Ultrasound Business accrued and outstanding as of March 1, 1997;

               (c) All liabilities of the Seller from and after March 1, 1997 under outstanding vehicle and equipment leases or financing agreements relating to the Fixed Assets;

               (d) All liabilities of the Seller from and after March 1, 1997 under the Assumed Property Leases as and to the extent set forth on
Schedule 4.10;

               (e) All other executory contracts, service contracts, orders and commitments which in any case are for the purchase of inventory and/or supplies for the Ultrasound Business, or the rendition of services in the Ultrasound Business, which have been entered into by the Seller in the normal course of the Ultrasound Business;

               (f) All accounts payable and other liabilities of the Ultrasound Business incurred in the normal course of the Ultrasound Business from and after March 1, 1997; and

               (g) Sales taxes (if any) payable in respect of the transfer of the Assets to the Buyer pursuant to this Agreement.

          19.2 Excluded Liabilities. Notwithstanding anything to the contrary contained in Section 2.1 above, the Buyer does not assume, or become in any way liable for, the payment or performance of any debts, liabilities or obligations (absolute or contingent) of the Seller (a) constituting or consisting of trade accounts payable, except to the extent arising in the normal course of the Ultrasound Business from and after March 1, 1997, (b) in respect of any indebtedness for money borrowed, (c) under or in respect of any equipment leases or other financing agreements other than in respect of the Fixed Assets, (d) under any employment agreements, consulting agreements, management agreements or other such agreements (other than "at will" agreements with technicians and other personnel of the Ultrasound Business), or in respect of employee severance benefits not accounted for in the adjustment pursuant to Section 9.6 below, (e) arising out of or relating to any diagnostic tests or other services rendered by the Seller prior to March 1, 1997, including any claims for professional liability arising therefrom,
(f) relating to any lease obligations of any kind relating to real property, other than the Assumed Property Leases from and after March 1, 1997, (g) relating to any federal, state or local income taxes or sales, transfer or other taxes (other than those described in Sections 2.1(a) and 2.1(g) above) payable by or in respect of the Seller, including but not limited to any income or income-based taxes which may be assessable against the Seller arising out of, in connection with or as a result of the transactions contemplated by this Agreement and/or the consummation thereof, (h) relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against the Seller, (i) relating to recapture of any depreciation deduction or investment tax credit of the Seller, (j) in respect of any unfunded pension or retirement benefits, or in respect of any funding obligations to, or transactions in or relating to any trust funds under, any pension, employee benefit or retirement plans now or heretofore maintained by or on behalf of the Seller for the benefit of any past or present employees,
(k) relating to any claims, obligations or liabilities in respect of environmental remediation or any violation of any environmental laws or regulations, or any other violation or alleged violation of applicable law or regulations by the Seller, (l) relating to any business operations other than the Ultrasound Business, or (m) not specifically assumed by the Buyer pursuant to Section 2.1 above (collectively, the "Excluded Liabilities").

     20.     PURCHASE PRICE.

          20.1 Fixed Consideration. Upon the execution and delivery of this Agreement, and against the execution and delivery by the Seller and the Stockholder of those agreements and instruments pursuant to Section 7.2 below, the Buyer is paying to the Seller, by wire transfer of immediately available funds to the account designated by the Seller on the date hereof, an amount equal to the difference of (i) $8,038,736, minus (ii) an amount equal to the aggregate outstanding balance (principal, accrued interest and any other charges) as of and through March 1, 1997 of all capital lease obligations, financing agreements and other commitments in respect of the Fixed Assets, all as determined in accordance with generally accepted accounting principles (collectively, the "Debt"). In furtherance hereof, the Seller has prepared, and the Buyer has verified, a schedule of the Debt as of March 1, 1997, indicating aggregate Debt of $1,519,261 as of March 1, 1997, thereby yielding a payment to the Seller of $6,519,475 pursuant to this Section 3.1.

          20.2     Contingent Consideration.

               (a) As additional consideration for the Assets, in the event that, on or before September 21, 1997, the Buyer or any subsidiary of the Buyer, in its sole and absolute discretion, enters into a binding agreement (the "Scripps Agreement") to provide ultrasound and non-invasive cardiovascular procedures to Scripps Health System ("Scripps"), the Buyer shall cause DHS, and DHS hereby agrees, to issue to the Seller (or, if the transactions contemplated by that certain Stock Purchase Agreement of even date herewith by and among DHS, DHS Management Services, Inc., and the Stockholder (the "Stock Purchase Agreement") have been consummated, then to the Stockholder), within thirty (30) days after the execution and delivery of the Scripps Agreement by all parties thereto, a warrant to purchase a number of shares of common stock of DHS ("Warrant Shares") equal to 10% of the number of dollars that the Buyer and the Stockholder agree in good faith to be the estimated gross revenues to be received by the Buyer and/or its subsidiaries under the Scripps Agreement during the first twelve months of the Scripps Agreement. The exercise price for the Warrant Shares under any warrant hereunder shall, subject to adjustment as provided in the warrant, be equal to the last reported sale price of the common stock of DHS ("Common Stock") on the date on which the Scripps Agreement is fully executed and delivered, and the warrant shall be in substantially the form of Exhibit A annexed hereto (with all blanks appropriately completed). In the event and to the extent that the actual gross revenues received by the Buyer and its subsidiaries under the Scripps Agreement during the first twelve months of the Scripps Agreement are greater or less than the estimated gross revenues utilized to calculate the initial number of Warrant Shares, then the parties shall, in good faith, within ninety (90) days after the close of the first twelve months under the Scripps Agreement, adjust the number of Warrant Shares (up or down) by a number equal to 10% (or such adjusted percentage, in accordance with Section 3.2(b) below, as was originally utilized to calculate the number of Warrant Shares) of the dollar difference between such actual gross revenues and the estimated gross revenues.

               (b) In the event that, at any time and from to time from and after the date hereof, there shall occur any stock split, recapitalization or other subdivision of the outstanding Common Stock, or the payment of a stock dividend in respect of the outstanding Common Stock, or any combination, consolidation, reverse stock split or other such event relating to the outstanding Common Stock, then the 10% number set forth in Section 3.2(a) above shall be proportionately adjusted (on an arithmetic basis) to correspond to the increase or decrease in the number of outstanding shares of Common Stock arising by reason of such event. Further, in the event of any merger, consolidation or other such transaction in which DHS (or any successor thereto) is not the surviving corporation, then the warrant hereunder shall be with respect to an amount of securities or other property which the warrantholder would have been entitled to receive upon such merger, consolidation or other such transaction had the warrant been exercised in full immediately prior to the effective date of such merger, consolidation or other transaction.

          20.3     Total Consideration.  The consideration payable pursuant to
Section 3.1 above is hereinafter referred to as the "Fixed Consideration", and the consideration payable pursuant to Sections 3.1 and 3.2 above is hereinafter referred to (singly and collectively) as "Consideration".

          20.4 Allocation of Consideration. The Fixed Consideration shall be allocated, as among the Assets, in accordance with Schedule 3.4 annexed hereto. Any value which, in accordance with generally accepted accounting principles, is required to be ascribed to that portion of the Consideration under Section 3.2 above, shall be allocated to good will.

     21.     REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE STOCKHOLDER.

          In connection with the sale of the Assets to the Buyer, the Seller and the Stockholder hereby jointly and severally represent and warrant to the Buyer as follows:

          21.1 Organization, Good Standing and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and the Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its business as owned and conducted on the date hereof. The Seller is not required to be qualified to do business as a foreign corporation under the laws of any jurisdiction.

          21.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller and the Stockholder have been duly and validly authorized by the Board of Directors of the Seller, and by the Stockholder (as the sole stockholder of the Seller). No further corporate authorization is required on the part of the Seller or the Stockholder to consummate the transactions contemplated hereby.

          21.3 Valid and Binding Agreements. This Agreement and the Bill of Sale, the Assumption Agreement and the Non-Competition Agreement (as such terms are hereinafter defined), constitute the legal, valid and binding obligations of the Seller and the Stockholder (to the extent a party thereto), enforceable against the Seller and the Stockholder in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          21.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement, the Bill of Sale, the Assumption Agreement or the Non-Competition Agreement by the Seller and the Stockholder (to the extent a party thereto), nor compliance with the terms and provisions of this Agreement, the Bill of Sale, the Assumption Agreement and the Non-Competition Agreement on the part of the Seller and the Stockholder (to the extent a party thereto), will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Seller or the Stockholder (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency or any other person; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of the articles or certificate of incorporation or by-laws of the Seller or the Stockholder or any judgment, order, injunction, decree, agreement or instrument to which the Seller or the Stockholder is a party, or by which the Seller or the Stockholder is bound, or constitute a default thereunder.
Except as set forth in Schedule 4.4 annexed hereto, the Seller has obtained, and there is in full force and effect, all consents of lessors and other persons which may be required in order to effect the transfer and assignment to the Buyer of all leases and other contractual rights included in the Assets.

          21.5 Ownership of Ultrasound Business. No portion of the Ultrasound Business is owned or operated by any person or entity other than the Seller, and none of the assets or properties (other than those leased by the Seller as lessee) utilized in the Ultrasound Business is owned by any person or entity other than the Seller.

          21.6     Financial Information.

               (a) Annexed hereto as Schedule 4.6(a) are the unaudited statements of operations and general ledgers of the Ultrasound Business as of December 31, 1993, December 31, 1994, December 31, 1995, and December 31, 1996, and for the fiscal years then ended, as prepared by management of the Seller (the "Ultrasound Business Financial Statements").

               (b) The Ultrasound Business Financial Statements represent the Seller's best estimate, on a pro forma basis, of the separate financial position and results of operations of the Ultrasound Business as of the dates thereof and for the periods reflected therein. The foregoing representation and warranty is qualified by noting that, included within the Ultrasound Business Financial Statements are the results of operations for the Scripps Chula Vista MRI (which are primarily included in miscellaneous income, equipment, rental, moving, salaries, and repairs and maintenance), as to which the Seller has made available to the Buyer the appropriate books and records required to make the necessary eliminations in the review of the Ultrasound Business Financial Statements.

               (c) Except as expressly set forth in the Ultrasound Business Financial Statements as of December 31, 1996 (the "1996 Financial Statements") and/or in the Schedules to this Agreement, or arising in the normal course of the Ultrasound Business since December 31, 1996, there are, as at the date hereof, no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of the Ultrasound Business, including any contingent liabilities, that are, in the aggregate, material.

               (d) Schedule 4.6(d) annexed hereto contains: (i) an aging schedule of the accounts receivable of the Ultrasound Business as of February 28, 1997, in summary form; (ii) an accrued payables listing (unaged) as of December 31, 1996 for the Ultrasound Business; (iii) a list of the outstanding principal balance of and approximate accrued interest on all indebtedness (other than accounts payable), loans and/or notes payable of the Seller as of December 31, 1996; (iv) a list of any leasehold or other contractual obligations of the Seller to the Stockholder and/or any of its Affiliates on the date hereof; (v) a list of all obligations of the Ultrasound Business guaranteed by the Stockholder and/or any of its Affiliates on the date hereof, and the terms of such guarantees; (vi) a list reflecting the nature and amount of all obligations owed to the Seller on the date hereof by the Stockholder and/or any of its Affiliates; and (vii) a list reflecting the nature and amount of all obligations owed by the Seller on the date hereof to the Stockholder and/or any of its Affiliates. Wherever used in this Agreement, the term "Affiliate" means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

                                   21.7     No Material Changes.  Except as
and to the extent described in Schedule 4.7 annexed hereto (which Schedule may make reference to any other Schedule hereto) and/or in the 1996 Financial Statements, since December 31, 1996, the Ultrasound Business has been operated only in the ordinary course, and there has not been:

               (a) any material change in the financial condition, operations or business of the Ultrasound Business from that shown in the 1996 Financial Statements and for the period then ended, any material acquisition or disposition of assets in the Ultrasound Business, or any other material transaction or commitment relating to the Ultrasound Business which was effected or entered into outside of the normal course of the Ultrasound Business;

               (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Ultrasound Business;

               (c) any declaration, payment or setting aside of any dividend or other distribution (other than in cash) of any assets or property utilized in the Ultrasound Business to the Stockholder or any of its Affiliates;

               (d) any material increase in the rate of salary or compensation paid or payable to any employee, consultant or other person performing services in the Ultrasound Business; or

               (e) any other event or condition arising from or out of the operations of the Seller or the Stockholder which has or will materially and adversely affect the business, financial condition, results of operations or prospects of the Ultrasound Business.

          21.8     Tax Returns and Tax Audits.

               (a) Except as and to the extent disclosed in Schedule 4.8(a) annexed hereto: (i) all federal, state and local tax returns and tax reports required to be filed by the Seller on or before the date of this Agreement have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed;
(ii) all federal, state and local income, franchise, sales, use, property, excise, unemployment, payroll withholding and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Seller as of the date of this Agreement have been fully paid, and appropriate accruals have been made on the Seller's books for taxes not yet due and payable; (iii) all taxes and other assessments and levies which the Seller is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable on or before the date of this Agreement; and (iv) there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Seller.

               (b) Except as set forth in Schedule 4.8(b) annexed hereto, there are no audits pending with respect to any federal, state or local tax returns of the Seller, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Seller.

          21.9 Personal Property; Liens. The Seller has and owns good and indefeasible title to all of the personal property utilized in the Ultrasound Business, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for: (a) rights of lessors in respect of those Fixed Assets which are leased by the Seller; (b) liens which solely secure the deferred purchase price of machinery, equipment, vehicles and/or other fixed assets, as indicated on Schedule 4.9; (c) liens for current taxes of the Seller which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which proper reserves have been established by the Seller; and (d) liens, pledges, claims, security interests, encumbrances, conditions or restrictions which are not, individually or in the aggregate, material in character or amount and do not interfere with the use made or presently proposed to be made of any such property (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles and other Fixed Assets owned or leased by the Seller and utilized in the Ultrasound Business are listed in Schedule 4.9 annexed hereto, and, except as and to the extent disclosed in Schedule 4.9, all of such Fixed Assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Ultrasound Business as presently conducted, and are sufficient for the continued conduct of the Ultrasound Business.

          21.10      Real Property.

               (a) The Seller does not own or have any interest of any kind (whether ownership, lease or otherwise) in any real property utilized in the Ultrasound Business except the Seller's leasehold interests under the leases for the business premises (in Los Angeles and San Diego) occupied by the Seller and utilized in the Ultrasound Business, true and complete copies of which are included within Schedule 4.10 (the "Leases").

               (b) The Seller (and, to the best of the Seller's and the Stockholder's knowledge, the landlords thereunder) are presently in compliance with all of their obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Ultrasound Business as presently conducted therefrom.

          21.11 Inventories. All supplies and other inventories shown on the balance sheets included in the 1996 Financial Statements, and all inventories thereafter acquired in the Ultrasound Business, have been and are valued at cost, and consisted or consist of items which are of a quality and quantity which are usable in the ordinary course of the Ultrasound Business.

          21.12 Insurance Policies. Schedule 4.12 annexed hereto contains a true and correct schedule of all insurance coverages held by the Seller concerning the Ultrasound Business and the Seller's assets and properties (including but not limited to professional liability insurance and a statement, as to all professional liability insurance, of whether such insurance is on an "occurrence" or a "claims made" basis). All premiums due and payable to the date hereof in respect of such insurance coverages have been paid, and all of such coverages are presently in full force and effect. Neither the Seller nor the Stockholder is aware of any grounds upon which any insurer might properly cancel or refuse to renew any of the Seller's existing insurance coverages. Nothing herein contained shall be deemed to constitute a representation, warranty or assurance as to the transference with the Assets of any of the insurance coverages listed on Schedule 4.12, except as and to the extent provided in Section 9.5 below.

          21.13 Permits and Licenses. The Seller possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Seller, necessary in order to operate the Ultrasound Business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect, except where the failure to have or maintain any such permit, license and/or franchise would not have a material adverse effect on the Seller or the Ultrasound Business. The Seller has heretofore conducted the Ultrasound Business in compliance with the requirements of such permits, licenses and/or franchises, and the Seller has not received written notice of any default or violation in respect of or under any of such permits, licenses and/or franchises except where such default would not have a material adverse effect on the Seller or the Ultrasound Business.

          21.14      Contracts and Commitments.

               (a) Schedule 4.14 annexed hereto lists all material contracts, leases, commitments, indentures and other agreements relating to the Ultrasound Business to which the Seller is a party (collectively, "Material Contracts"), except that Schedule 4.14 need not list any such agreement that is listed on any other Schedule hereto, or was entered into in the ordinary course of the Ultrasound Business and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of the Ultrasound Business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $25,000 per annum; or
(iii) may be terminated by the Seller without penalty, premium or liability on not more than thirty (30) days' prior written notice; provided, however, that
Schedule 4.14 shall list any agreement or arrangement (written or verbal) between the Seller (on the one hand) and any physicians or persons known to the Seller or the Stockholder to be Affiliates of any physicians (on the other hand), regardless of the amount of payments called for, required or made thereunder.

               (b) To the best of the Seller's and the Stockholder's knowledge, except as set forth in Schedule 4.14: (i) all Material Contracts are in full force and effect; (ii) the Seller is in compliance in all material respects with all of its obligations under the Material Contracts, and has not received any written notice that any party to any Material Contract is in material breach or default of such Material Contract or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the assignment thereof to the Buyer pursuant to this Agreement.

               (c) To the best of the Seller's and the Stockholder's knowledge, no outstanding purchase commitment relating to the Ultrasound Business is materially in excess of the normal, ordinary and usual requirements of the Ultrasound Business.

               (d) Except as set forth in Schedule 4.14, the Seller does not have any outstanding contracts with or commitments to officers, employees, physicians, technicians, agents, consultants or advisors relating to the Ultrasound Business that are not cancelable by the Seller without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

          21.15 Customers and Suppliers. Neither the Seller nor the Stockholder (a) has received any written notice of any existing, announced or anticipated changes in the policies of any material clients, customers, referral sources or suppliers of the Seller which will materially adversely affect the Ultrasound Business as presently conducted, or (b) has actual knowledge of any bankruptcy, insolvency or other such proceeding or condition relating to any material clients or customers of the Ultrasound Business.

          21.16      Labor, Benefit and Employment Agreements.

               (a) Except as set forth in Schedule 4.16 annexed hereto, the Seller is not a party to and has no commitment or obligation in respect of
(i) any collective bargaining agreement or other labor agreement, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) of the Ultrasound Business. Schedule 4.16 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid by the Seller during the 1996 calendar year to employees or consultants of the Ultrasound Business who then received or presently receive aggregate compensation or remuneration at an annual rate in excess of $35,000.

               (b) No union is now certified or, to the best of the Seller's and the Stockholder's knowledge, claims to be certified as a collective bargaining agent to represent any employees of the Ultrasound Business, and there are no labor disputes existing or, to the best of the Seller's and the Stockholder's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Ultrasound Business.

               (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of the Ultrasound Business. Neither the Seller nor the Stockholder has received any written notice of any actual or alleged violation by the Seller of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

               (d) With respect to any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which the Seller or any of its Affiliates has at any time been required to make contributions, neither the Seller nor any of its Affiliates has, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

                (e) Except as disclosed in Schedule 4.16, the Seller does not maintain, or have any liabilities or obligations of any kind with respect to, any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan, or any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) the Seller has made all required contributions to or in respect of any and all such benefit plans,
(ii) no "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder, (iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and
(iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by the Seller as "employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under
Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and neither the Seller nor the Stockholder has any knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.

               (f)     Except for the group insurance programs listed in
Schedule 4.16, the Seller does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by statutory law, the Seller does not have any liability, fixed or contingent, for health or medical benefits to any former employee.

          21.17      Compliance with Laws.

               (a) The Seller is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business as presently constituted; and neither the Seller nor the Stockholder has received written notice of any default or violation under or in respect of any of the foregoing. The Seller is not presently in material violation of any requirements of any its insurance carriers.

               (b) Without limitation of Section 4.17(a) above, the Seller has not, at any time during the three (3) year period prior to the effective date hereof, (i) handled, stored, generated, processed, released or disposed of any hazardous substances in violation of any federal, state or local environmental laws or regulations, or (ii) otherwise committed any material violation of any federal, state or local environmental laws or regulations (including, without limitation, the provisions of the Environmental Protection Act, the Comprehensive Environmental Responsibility and Cleanup Act, and other applicable environmental statutes and regulations) or any material violation of the Occupational Safety and Health Act.

               (c) Neither the Seller nor, to the best of the Seller's and the Stockholder's knowledge, any of the Seller's directors, officers or employees has received any written notice of default or violation, nor, to the best of the Seller's and the Stockholder's knowledge, is the Seller or any of its directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Seller's business, affairs, properties or assets. Neither of the Seller nor, to the best of the Seller's and the Stockholder's knowledge, any of the Seller's directors, officers or employees, has received written notice of, been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Seller's business, affairs, properties or assets, which violation would have a material adverse effect on the Seller or the Ultrasound Business.

               (d) Schedule 4.17 sets forth the date(s) of the last known audits or inspections (if any) of the Seller conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, the federal Department of Health and Human Services and/or any agency thereof (including, without limitation, the Healthcare Financing Administration) or intermediary acting on its behalf, any corresponding or comparable state or local governmental department, agency or authority, and any other governmental and/or quasi-governmental agency (federal, state and/or local).

          21.18 Litigation. Except as disclosed in Schedule 4.18 annexed hereto, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by the Seller) pending, or to the best knowledge of the Seller and the Stockholder, threatened, by or against the Seller. Neither the Seller nor the Stockholder is aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Seller which, if adversely determined, would have a material adverse effect on the Ultrasound Business.

          21.19 Patents, Licenses and Trademarks. Schedule 4.19 annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Seller, any of its Affiliates, and/or any of their respective directors, officers or employees and which in any way relate to or are used in the Ultrasound Business; (b) all licenses, both domestic and foreign, which are owned or controlled by the Seller, any of its Affiliates, and/or any of its directors, officers or employees and which in any way relate to or are used in the Ultrasound Business; and (c) all franchises, licenses and/or similar arrangements granted to the Seller by others and/or to others by any Seller. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark registrations or applications, franchises, licenses or other arrangements set forth or required to be set forth in Schedule 4.19 is subject to any pending challenge known to the Seller or the Stockholder. The Seller has the valid right to utilize all trade names and other intellectual property utilized in the Ultrasound Business, and the Seller has not received any written notice of any claimed infringement of any such intellectual property with the right or property of any other person. Nothing herein contained shall be deemed to constitute a representation, warranty or assurance as to the transference with the Assets of the name "Diagnostic Imaging Services".

          21.20 Transactions with Affiliates. No material asset utilized in the Ultrasound Business is owned by, leased from or leased to the Stockholder or any of its Affiliates (other than the Seller).

          21.21 Sensitive Payments. Neither the Seller nor the Stockholder has any reason to believe that the Seller has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its or their books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-Kickback Law, Section 1128(b) of the Social Security Act, 42 U.S.C. § 1320a-7b(b), or any analogous state statute, or
(d) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

          21.22 Going Concern. Neither the Seller nor the Stockholder has any knowledge of any fact, event, circumstance or condition (including, without limitation, any announced or anticipated changes in the policies of any material client or customer) that would materially impair the ability of the Buyer, from and after the Closing (as such term is hereinafter defined), to continue the Ultrasound Business in substantially the manner heretofore conducted, other than general, industry-wide conditions.

          21.23 Hart-Scott-Rodino. Primedex Health Systems, Inc. ("Primedex") is the "ultimate parent entity" of the Stockholder and the Seller within the meaning of such term as set forth in the regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the "net sales" of Primedex, within the meaning of the regulations under the HSR Act, were less than $100,000,000 in the fiscal year of Primedex ended October 31, 1996.

          21.24 Disclosure and Duty of Inquiry. Neither DHS nor the Buyer is or will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Seller and the Stockholder in this Agreement.

     22.     REPRESENTATIONS AND WARRANTIES OF THE BUYER AND DHS.

          In connection with the purchase of the Assets from the Seller hereunder, the Buyer and DHS hereby jointly and severally represent and warrant to the Seller as follows:

          22.1 Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and DHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

          22.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and DHS have been duly and validly authorized by the Board of Directors and sole stockholder of the Buyer, and by the Board of Directors of DHS; and the Buyer and DHS have the full legal right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of the Buyer or DHS to consummate the transactions contemplated hereby.

          22.3 Valid and Binding Agreement. This Agreement and the Non-Competition Agreement constitute the legal, valid and binding obligations of the Buyer and DHS (to the extent a party thereto), enforceable against the Buyer and DHS in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          22.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement or the Non-Competition Agreement by the Buyer or DHS nor compliance with the terms and provisions of this Agreement or the Non-Competition Agreement on the part of the Buyer or DHS, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer or DHS; (b) require the issuance to the Buyer or DHS of any authorization, license, consent or approval of any federal or state governmental agency; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer or DHS is a party, or by which the Buyer or DHS is bound, or constitute a default thereunder.

          22.5 Warrant Authorization; DHS Shares. The issuance of the warrant pursuant to Section 3.2 above has been authorized by all necessary corporate action on the part of DHS; upon any issuance of such warrant, all shares of Common Stock purchasable upon exercise thereof shall have been duly reserved for issuance upon such exercise; and, if, as and when issued upon exercise of such warrant, all shares of Common Stock so issued shall have been duly authorized and validly issued, and shall be fully paid and non-assessable.

          22.6 Disclosure and Duty of Inquiry. The Seller is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Buyer and DHS in this Agreement.

     23.     ADDITIONAL AGREEMENTS OF THE PARTIES.

          23.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon any party under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the parties that, except with respect to matters or information which are publicly available other than by reason of a breach of this Section 6.1, (i) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (ii) all financial information, business records and other non-public information concerning either party which the other party or its representatives has received, shall be maintained in the strictest confidence by the recipient and its representatives, and shall not be disclosed to any person that is not associated or affiliated with the recipient and involved in the transactions contemplated hereby, without the prior written approval of the party which provided the information. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the parties, and no party shall issue any press release or other public announcement regarding the transactions contemplated hereby without the prior approval of each other party (such approval not to be unreasonably withheld or delayed) unless compelled to do so upon advice of counsel and there is insufficient time to practicably obtain approval hereunder.

     24.     CLOSING.

          24.1 Place and Date of Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") is taking place at the offices of the Stockholder located at 1516 Cotner Avenue, Los Angeles, California 90025-3303, simultaneously with the execution and delivery of this Agreement, but all effective as of March 1, 1997.

          24.2 Actions at Closing. At the Closing, the parties and their Affiliates are taking the following actions:

               (a) The Buyer is wire transferring to the Seller the Fixed Consideration;

               (b) The Seller is executing and delivering to the Buyer a bill of sale in respect of the Assets (the "Bill of Sale");

               (c) The Buyer and the Seller are executing and delivering to each other an assignment and assumption agreement in respect of the Assumed Liabilities (the "Assumption Agreement");
               (d) DHS, the Buyer, Primedex, the Stockholder and the Seller are executing and delivering to one another a Non-Competition and Non-Disclosure Agreement (the "Non-Competition Agreement"), and the Buyer is causing the "Non-Competition Payment" thereunder to be paid to the Stockholder and Primedex;

               (e) The parties are taking such further action and making such further deliveries as they deem necessary and appropriate in order to consummate the transactions contemplated by this Agreement; and

               (f) DHS, DHS Management Services, Inc. ("DHSMS"), and the Stockholder are executing and delivering to one another a Stock Purchase Agreement of even date herewith, pursuant to which DHSMS will have the right and option, subject to the terms and conditions thereof, to purchase all of the issued and outstanding capital stock of the Seller (subject to a prior reconfiguration of the Seller's business as provided in such Stock Purchase Agreement).

     25.     INDEMNIFICATION.

          25.1      General.

               (a) From and after the effective date hereof, the Seller and the Stockholder shall jointly and severally defend, indemnify and hold harmless the Buyer and DHS from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer and/or DHS may incur, sustain or suffer ("Losses") as a result of (i) any breach of, or failure by the Seller or the Stockholder to perform, any of the representations, warranties, covenants or agreements of the Seller and/or the Stockholder contained in this Agreement, and/or (ii) any failure by the Seller to pay or perform when due any of the Excluded Liabilities from and after March 1, 1997.

               (b) From and after the effective date hereof, the Buyer and DHS shall jointly and severally defend, indemnify and hold harmless the Seller from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Seller may incur, sustain or suffer as a result of (i) any breach of, or failure by the Buyer or DHS to perform, any of the representations, warranties, covenants or agreements of the Buyer or DHS contained in this Agreement, and/or (ii) any failure by the Buyer to pay or perform when due any of the Assumed Liabilities.

          25.2      Limitations on Certain Indemnity.

               (a) Notwithstanding any other provision of this Agreement to the contrary, except for Losses arising out of claims for breach of any of the warranties made under Sections 4.1, 4.2, 4.4, 4.5, 4.8 and/or 4.20 above, or any Losses described in Section 8.1(a)(ii) above, or any Losses involving proven fraud by the Seller or the Stockholder, neither the Seller nor the Stockholder shall not be liable to the Buyer or DHS with respect to Losses unless and until, and then only to the extent that, the aggregate amount of all Losses incurred by the Buyer or DHS shall exceed the sum of $50,000 (the "Basket"). The Seller and the Stockholder shall thereafter be liable for all Losses in excess of the Basket, provided that the Seller's and the Stockholder's maximum aggregate liability in respect of all Losses shall not, in the absence of proven fraud by the Seller or the Stockholder in respect of any particular Losses, in any event exceed the limitations set forth in
Section 8.2(b) below.

               (b) Except with respect to any Losses involving proven fraud by the Seller or the Stockholder, or any Losses of the type described in
Section 8.1(a)(ii) above, the Seller and the Stockholder shall only be required, in the aggregate, to pay indemnification hereunder, after application of the Basket, up to a maximum amount equal to the Fixed Consideration.

               (c) Except with respect to (i) Losses arising under Section 4.1, 4.2, 4.4 or 4.5 above, (ii) Losses of the type described in Section 8.1(a)(ii) above, or (iii) any particular Losses the non-discovery of which is attributable in whole or significant part to any proven fraud by the Seller or the Stockholder (as to which Losses claims may be made hereunder within the applicable statute of limitations), the Buyer and DHS shall be entitled to indemnification by the Seller and the Stockholder for Losses only in respect of claims for which notice of claim shall have been given to the Seller and the Stockholder on or before March 31, 1998, or, with respect to Losses relating to a breach of any warranties under Section 4.8 above, the expiration of the final statute of limitations for those tax returns covered by the warranties under Section 4.8 above; provided, however, that neither the Buyer nor DHS shall be entitled to indemnification from the Seller or the Stockholder in the event that the subject claim for indemnification relates to a third-party claim and the Buyer or DHS (as the case may be) delayed giving notice thereof to the Seller and the Stockholder to such an extent as to cause material prejudice to the defense of such third-party claim.

               (d) Anything elsewhere contained in this Agreement to the contrary notwithstanding, upon the consummation of the transactions contemplated by the Stock Purchase Agreement, the Seller shall be relieved of all indemnification obligations under this Agreement (including but not limited to (i) liabilities for any pending claims, and (ii) liability to the Stockholder for contribution in respect of claims previously paid), and all liability for indemnification which may be payable to the Buyer or DHS pursuant to this Agreement shall thereafter constitute the sole obligation of the Stockholder.

          25.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within ten
(10) business days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

          25.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

     26.     POST-CLOSING EVENTS.

          The parties hereby further agree that, from and after the Closing:

          26.1 Books and Records. At any time and from time to time from and after the Closing, the Buyer shall permit the Seller and the Stockholder to have access, during normal business hours and without undue disruption of the Buyer's business, to those books and records included in the Assets, for purposes of preparing any tax filings or any other legitimate purpose of the Seller or the Stockholder. Such books and records may be made available at any location where the Buyer maintains same, and all costs and expenses relating to such access and inspection shall be the responsibility of the Stockholder. In the event that, at any time and from time to time after the Closing, the Buyer shall determine to destroy or dispose of any such books and records, the Buyer shall give notice thereof to the Stockholder not less than thirty (30) days prior to such disposition, and the Stockholder shall have the right, at its own cost and expense, to take possession of such books and records prior to their disposition.

          26.2     Employee Matters; Benefit Plan Matters.

               (a) The Buyer shall honor all accrued benefits owed to employees of the Ultrasound Business, to the extent accounted for in the price adjustment pursuant to Section 9.6 below. In the event that the Buyer shall determine to terminate the employment of any such employees subsequent to the date hereof, then all severance payments (if any) arising from such termination shall be the responsibility of the Buyer, except to the extent that any such benefits relate to accruals which should have been but were not accounted for in the price adjustment pursuant to Section 9.6 below. Nothing contained in this Section 9.2(a) shall be deemed to constitute any assurance or guaranty of employment to any employees of the Ultrasound Business.

               (b) The Stockholder shall comply with all requirements of law in order to permit the employees of the Ultrasound Business to withdraw the amounts in their respective accounts in the Stockholder's 401(k) plan and any other employee benefit plan(s) covering employees of one or more Stockholder-affiliated or Primedex-affiliated entities in addition to the Seller.

               (c) Nothing contained in this Agreement shall be deemed to abrogate or impair the right of the Buyer to determine which employees will be retained in the Ultrasound Business from and after the date hereof, and/or the compensation and benefits to be paid to those employees retained in the Ultrasound Business from and after the date hereof; provided, however, that, subject to any required waiting periods and eligibility criteria, the Buyer will cause all employees retained in the Ultrasound Business from and after the date hereof to be offered the opportunity to participate in the group health programs generally offered to employees of DHS and its subsidiaries.

          26.3 Lessor Consents. To the extent that, at any time from and after the execution and delivery of this Agreement, the Seller has not obtained any required consent of any lessor in respect of either of the Assumed Property Leases and/or any of the Assets for the assignment and assumption of the subject lease to and by the Buyer pursuant to this Agreement, then (a) the Seller shall use its best efforts to obtain such consent as promptly as practicable, without undue expense or the creation of any obligation which may thereafter be binding on the Buyer, and (b) pending the Seller's obtaining of any such consent, the Seller shall make the subject properties or assets available for use by the Buyer in the Ultrasound Business, in consideration of the Buyer's payment to the Seller of the corresponding payment required under the subject lease.

          26.4     Accounts Receivable.

               (a) In the event and to the extent that the Buyer shall, from and after the Closing, receive payment of any accounts receivable of the Seller (which accounts receivable shall expressly exclude any rights to payment for services rendered in the Ultrasound Business from and after March 1, 1997), the Buyer shall be deemed to have received such payment in trust for the benefit of the Seller, and the Buyer shall immediately turn over to the Seller any payments so received in the form received (subject to any necessary endorsement).

               (b) In the event and to the extent that the Seller shall, from and after the Closing, receive payment of any accounts receivable or other rights to payment in respect of goods sold and/or services rendered in the Ultrasound Business from and after March 1, 1997, the Seller shall be deemed to have received such payment in trust for the benefit of the Buyer, and the Seller shall immediately turn over to the Buyer any payments so received in the form received (subject to any necessary endorsement).

          26.5 Professional Liability Insurance. To the extent that any of the professional liability insurance currently maintained by or for the benefit of the Ultrasound Business shall be on a "claims made" basis, and the Buyer is unable to obtain professional liability insurance covering claims made against the Ultrasound Business subsequent to the date hereof but in respect of events or occurrences which took place on or prior to the date hereof, the Stockholder shall obtain for the Buyer, subject to the Buyer's payment of the applicable premium therefor, "tail" coverage in respect of any such claims.

          26.6 Price Adjustment. On or before May 31, 1997, the Buyer and the Seller shall agree in good faith on the amount of all accrued vacation pay (paid time off), wellness pay, sick days and other such items relating to employees of the Ultrasound Business accrued and outstanding as of March 1, 1997, and the aggregate amount thereof (a) shall constitute an adjustment to the Fixed Consideration for all purposes of this Agreement, and (b) shall be paid by the Seller to the Buyer on or before May 31, 1997.

          26.7     Interim Period Revenues and Expenses.

               (a) Within thirty (30) days following the execution and delivery of this Agreement, (i) to the extent not previously invoiced, the Seller shall render, in the name of the Buyer, to the appropriate clients and customers, invoices for all goods sold and/or services rendered in the Ultrasound Business during the period from March 1, 1997 through and including March 21, 1997, all of which invoices (and the accounts receivable thereby represented) shall constitute part of the Assets, and (ii) the Seller shall deliver to the Buyer a written schedule indicating the dates, amounts and invoice numbers of all such invoices. To the extent that the Seller has received payment of any of such accounts receivable (including payments received prior to the execution and delivery of this Agreement) and has not turned same over to the Buyer pursuant to Section 9.4(b) at the time of delivery of such schedule, the Seller shall effect delivery and/or payment thereof to the Buyer concurrently with the delivery of the schedule of the accounts receivable. Nothing contained in this Section 9.7(a) shall be deemed to abrogate or impair the Seller's obligations pursuant to Section 9.4(b) above, both before and after the required delivery of the accounts receivable schedule.

               (b) On or before May 31, 1997, the Buyer and the Seller shall agree in good faith on the amount of any and all cash expenditures made by the Seller in the Ultrasound Business with respect to the period from March 1, 1997 through and including March 21, 1997, and the Buyer shall reimburse the Seller for any and all such expenditures on or before May 31, 1997.

               (c) The parties hereby confirm their intention that all revenues and expenses of the Ultrasound Business from and after March 1, 1997 are for the account of the Buyer, and to the extent that any taxes shall be payable on or in respect of the net income of the Ultrasound Business for periods from and after March 1, 1997, such taxes shall, as between the Buyer and the Seller, constitute the sole responsibility of the Buyer; and the Buyer shall defend, indemnify and hold harmless the Seller and the Stockholder from and in respect of any and all such tax obligations.

          26.8 Removal of MRI Unit. The Seller shall, as soon as reasonably practicable but in any event on or before August 31, 1997, remove from the Los Angeles office of the Ultrasound Business the MRI system and associated peripherals currently maintained by the Seller in such office, and relocate such MRI system and associated peripherals to the Seller's Parkside MRI facility or such other facility as the Sellere may determine.

          26.9 Further Assurances. From time to time from and after the Closing, the parties will take any and all such action and execute and deliver to one another any and all further agreements, instruments, certificates and other documents, as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Ultrasound Business.

     27.     COSTS.

          27.1 Finder's or Broker's Fees. Each of the Buyer and DHS (on the one hand) and the Seller and Stockholder (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

          27.2 Expenses. The Buyer, DHS, the Seller and the Stockholder shall each pay all of their own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     28.     FORM OF AGREEMENT.

          28.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

          28.2 Entire Agreement; Waivers. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          28.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     29.     PARTIES.

          29.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

          29.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on or telecopied to the party to whom notice is to be given, one day after being deposited for overnight delivery with a recognized overnight courier service in a properly addressed package with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

               (a)     If to the Seller or the Stockholder:

                    c/o Diagnostic Imaging Services, Inc.
                    1516 Cotner Avenue
                    Los Angeles, California 90025-3303
                    Attn: Howard G. Berger, M.D.
                    Fax No. (310) 478-5810

               (b)     If to the Buyer or DHS:

                    c/o Diagnostic Health Services, Inc.
                    2777 Stemmons Freeway, Suite 1525
                    Dallas Texas 75207
                                        Attn: Mr. Brad A. Hummel
                    Fax No. (214) 689-6459

                    with a copy sent concurrently to:
                    Greenberg Traurig Hoffman et al.
                    153 East 53rd Street, 35th Floor
                    New York, New York 10022
                                        Attn: Shahe Sinanian, Esq.
                    Fax No. (212) 223-7161

or to such other address or telecopier number as any party shall have specified by notice in writing given to all other parties.

     30.     MISCELLANEOUS.

          30.1 Amendments and Modifications. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

          30.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, except that (a) DHS and the Buyer may, without requirement of any consent of the Seller or the Stockholder, assign DHS' and the Buyer's rights to indemnification hereunder to any secured lender to DHS and/or the Buyer from time to time, and (b) subsequent to the Closing, the Seller may, without requirement of any consent of the Buyer or DHS, assign any or all of the Seller's rights (including, without limitation, rights to indemnification) hereunder to the Stockholder or any Affiliate of the Stockholder. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          30.3 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section
8.3 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration in Dallas, Texas in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                   DIAGNOSTIC HEALTH SERVICES, INC


                                   By:


                                   SOCAL DIAGNOSTIC SERVICES, INC.


                                   By:


DIAGNOSTIC IMAGING SERVICES, INC., a California corporation


                                   By:


                                   DIAGNOSTIC IMAGING SERVICES,
                                   INC., a Delaware corporation


                                   By: